                                                                  EXECUTION COPY

                                                                     EXHIBIT 4.4

================================================================================

                            MSX INTERNATIONAL, INC.,

                                       AND

                            MSX INTERNATIONAL LIMITED

                                   as Issuers,

                           THE GUARANTORS NAMED HEREIN

                                       AND

                           BNY MIDWEST TRUST COMPANY,

                       as Trustee and as Collateral Agent

                 -----------------------------------------------

                                    INDENTURE

                           Dated as of August 1, 2003

                 -----------------------------------------------

                                      UNITS
                                  CONSISTING OF
        $860 PRINCIPAL AMOUNT OF 11% SENIOR SECURED NOTES DUE 2007 OF MSX
                               INTERNATIONAL, INC.
                                       AND
 $140 PRINCIPAL AMOUNT OF 11% SENIOR SECURED NOTES DUE 2007 OF MSX INTERNATIONAL
                                     LIMITED

================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                                                        INDENTURE
SECTION                                                                                       SECTION
-------                                                                                       -------
310(a)(1).............................................................................    7.9; 7.10
   (a)(2).............................................................................    7.10
   (a)(3).............................................................................    N.A.
   (a)(4).............................................................................    N.A.
   (a)(5).............................................................................    7.10
   (b)................................................................................    7.3, 7.8; 7.10
   (c)................................................................................    N.A.
311(a)................................................................................    7.3, 7.11
   (b)................................................................................    7.3, 7.11
312(a)................................................................................    2.5
   (b)................................................................................    12.3
   (c)................................................................................    12.3
313(a)................................................................................    7.6
   (b)(1).............................................................................    7.6
   (b)(2).............................................................................    7.6
   (c)................................................................................    7.5, 7.6, 12.2
   (d)................................................................................    7.6
314(a)................................................................................    4.2; 4.13; 12.2
   (b)................................................................................    7.6, 10.3
   (c)(1).............................................................................    12.4
   (c)(2).............................................................................    12.4
   (c)(3).............................................................................    N.A.
   (d)................................................................................    10.4
   (e)................................................................................    12.5
315(a)................................................................................    7.1
   (b)................................................................................    7.5; 12.2
   (c)................................................................................    7.1
   (d)................................................................................    7.1
   (e)................................................................................    6.11
316(a)(last sentence).................................................................    12.6
   (a)(1)(A)..........................................................................    6.5
   (a)(1)(B)..........................................................................    6.4
   (a)(2).............................................................................    N.A.
   (b)................................................................................    6.7
   317(a)(1)..........................................................................    6.8
   (a)(2).............................................................................    6.9
   (b)................................................................................    2.4
   (c)................................................................................    9.4
   318(a).............................................................................    12.1

         ----------------------------
N.A. means Not Applicable.

         NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                                               PAGE
ARTICLE 1         DEFINITIONS AND INCORPORATION BY REFERENCE..............................       1

         SECTION 1.1           Definitions................................................       1

         SECTION 1.2           Other Definitions..........................................      22

         SECTION 1.3           Incorporation by Reference of Trust Indenture Act..........      23

         SECTION 1.4           Rules of Construction......................................      23

ARTICLE 2         THE SECURITIES..........................................................      24

         SECTION 2.1           Form and Dating............................................      24

         SECTION 2.2           Execution and Authentication; Aggregate Principal Amount...      25

         SECTION 2.3           Registrar and Paying Agent.................................      26

         SECTION 2.4           Paying Agent To Hold Money in Trust........................      26

         SECTION 2.5           Holder Lists...............................................      27

         SECTION 2.6           Transfer and Exchange......................................      27

         SECTION 2.7           Replacement Units and Notes................................      29

         SECTION 2.8           Outstanding Units and Notes................................      30

         SECTION 2.9           Temporary Units and Notes..................................      30

         SECTION 2.10          Cancellation...............................................      30

         SECTION 2.11          Defaulted Interest.........................................      31

         SECTION 2.12          CUSIP Numbers..............................................      31

         SECTION 2.13          Restrictive Legends........................................      31

         SECTION 2.14          Special Transfer Provisions................................      33

ARTICLE 3         REDEMPTION..............................................................      35

         SECTION 3.1           Redemption.................................................      35

         SECTION 3.2           Notices to Trustee.........................................      37

         SECTION 3.3           Selection of Notes To Be Redeemed..........................      38

         SECTION 3.4           Notice of Redemption.......................................      38

         SECTION 3.5           Effect of Notice of Redemption.............................      39

         SECTION 3.6           Deposit of Redemption Price................................      39

         SECTION 3.7           Notes Redeemed in Part.....................................      39

ARTICLE 4         COVENANTS...............................................................      39

         SECTION 4.1           Payment of Notes...........................................      39

         SECTION 4.2           SEC Reports................................................      40

         SECTION 4.3           Limitation on Incurrence of Indebtedness...................      40

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                                    PAGE
         SECTION 4.4           Limitation on Restricted Payments...............................      42

         SECTION 4.5           Limitation on Restrictions on Distributions from Restricted
                               Subsidiaries....................................................      44

         SECTION 4.6           Limitation on Sales of Assets and Subsidiary Stock..............      45

         SECTION 4.7           Limitation on Affiliate Transactions............................      46

         SECTION 4.8           Limitation on Issuance or Sale of Capital Stock of Restricted
                               Subsidiaries....................................................      47

         SECTION 4.9           Limitation on Liens.............................................      48

         SECTION 4.10          Designation of Restricted and Unrestricted Subsidiaries.........      48

         SECTION 4.11          Change of Control...............................................      49

         SECTION 4.12          Compliance Certificate..........................................      50

         SECTION 4.13          Further Instruments and Acts....................................      50

         SECTION 4.14          Payment of Taxes and Other Claims...............................      50

         SECTION 4.15          Additional Subsidiary Guarantees................................      51

         SECTION 4.16          Maintenance of Office or Agency.................................      52

         SECTION 4.17          Corporate Existence.............................................      52

         SECTION 4.18          Impairment of Security Interest.................................      52

         SECTION 4.19          Real Estate Mortgages and Filings...............................      53

         SECTION 4.20          Waiver of Stay, Extension or Usury Laws.........................      53

         SECTION 4.21          Additional Interest Notice......................................      53

         SECTION 4.22          Limitation on Capital Expenditures..............................      54

         SECTION 4.23          Excess Cash Flow Offer..........................................      54

         SECTION 4.24          Additional Amounts..............................................      54

         SECTION 4.25          Limitation on Transfer of Accounts Receivable...................      56

ARTICLE 5             SUCCESSOR COMPANY........................................................      56

         SECTION 5.1           Merger and Consolidation........................................      56

ARTICLE 6             DEFAULTS AND REMEDIES....................................................      58

         SECTION 6.1           Events of Default...............................................      58

         SECTION 6.2           Acceleration....................................................      60

         SECTION 6.3           Other Remedies..................................................      60

         SECTION 6.4           Waiver of Past Defaults.........................................      60

         SECTION 6.5           Control by Majority.............................................      61

         SECTION 6.6           Limitation on Suits.............................................      61

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                                    PAGE
         SECTION 6.7           Rights of Holders To Receive Payment............................      61

         SECTION 6.8           Collection Suit by Trustee......................................      61

         SECTION 6.9           Trustee May File Proofs of Claim................................      62

         SECTION 6.10          Priorities......................................................      62

         SECTION 6.11          Undertaking for Costs...........................................      62

ARTICLE 7             TRUSTEE..................................................................      62

         SECTION 7.1           Duties of the Trustee...........................................      62

         SECTION 7.2           Rights of Trustee...............................................      63

         SECTION 7.3           Individual Rights of Trustee....................................      65

         SECTION 7.4           Trustee's Disclaimer............................................      65

         SECTION 7.5           Notice of Defaults..............................................      65

         SECTION 7.6           Reports by Trustee to Holders...................................      66

         SECTION 7.7           Compensation and Indemnity......................................      66

         SECTION 7.8           Replacement of Trustee..........................................      67

         SECTION 7.9           Successor Trustee by Merger, Etc................................      68

         SECTION 7.10          Eligibility; Disqualification...................................      68

         SECTION 7.11          Preferential Collection of Claims Against Issuers...............      68

         SECTION 7.12          Trustee as Collateral Agent.....................................      69

         SECTION 7.13          Co-Trustees, co-Collateral Agent and Separate Trustees,
                               Collateral Agent................................................      69

                                TABLE OF CONTENTS
                                  (Continued)

                                                                                                            PAGE
ARTICLE 8             DISCHARGE OF INDENTURE; DEFEASANCE...............................................      70

         SECTION 8.1           Discharge of Liability on Notes; Defeasance.............................      70

         SECTION 8.2           Conditions to Defeasance................................................      71

         SECTION 8.3           Application of Trust Money..............................................      72

         SECTION 8.4           Repayment to Issuers....................................................      72

         SECTION 8.5           Indemnity for Government Obligations....................................      72

         SECTION 8.6           Reinstatement...........................................................      73

ARTICLE 9             AMENDMENTS.......................................................................      73

         SECTION 9.1           Without Consent of Holders..............................................      73

         SECTION 9.2           With Consent of Holders.................................................      74

         SECTION 9.3           Compliance with Trust Indenture Act.....................................      75

         SECTION 9.4           Revocation and Effect of Consents and Waivers...........................      75

         SECTION 9.5           Notation on or Exchange of Notes........................................      75

         SECTION 9.6           Trustee To Sign Amendments..............................................      75

ARTICLE 10            SECURITY.........................................................................      76

         SECTION 10.1          Grant of Security Interest..............................................      76

         SECTION 10.2          Intercreditor Agreement.................................................      76

         SECTION 10.3          Recording and Opinions..................................................      76

         SECTION 10.4          Release of Collateral...................................................      77

         SECTION 10.5          Specified Releases of Collateral........................................      78

         SECTION 10.6          Form and Sufficiency of Release.........................................      79

         SECTION 10.7          Purchaser Protected.....................................................      80

         SECTION 10.8          Authorization of Actions To Be Taken by the Trustee Under the
                               Collateral Agreements...................................................      80

         SECTION 10.9          Authorization of Receipt of Funds by the Trustee Under the
                               Collateral Agreements...................................................      80

         SECTION 10.10         Limitation on Duty of Trustee and Collateral Agent in Respect of
                               Collateral; Indemnification.............................................      80

ARTICLE 11            GUARANTEES.......................................................................      81

         SECTION 11.1          Guarantees..............................................................      81

         SECTION 11.2          Limitation on Liability.................................................      83

         SECTION 11.3          Successors and Assigns..................................................      83

         SECTION 11.4          No Waiver...............................................................      83

                                TABLE OF CONTENTS
                                  (Continued)

                                                                                                            PAGE
         SECTION 11.5          Modification............................................................      83

         SECTION 11.6          Release of Guarantor....................................................      83

         SECTION 11.7          Execution of Supplemental Indenture for Future Subsidiary Guarantors....      84

         SECTION 11.8          Waiver of Stay, Extension or Usury laws.................................      84

ARTICLE 12            MISCELLANEOUS....................................................................      84

         SECTION 12.1          Trust Indenture Act Controls............................................      84

         SECTION 12.2          Notices.................................................................      84

         SECTION 12.3          Communication by Holders with Other Holders.............................      85

         SECTION 12.4          Certificate and Opinion as to Conditions Precedent......................      85

         SECTION 12.5          Statements Required in Certificate or Opinion...........................      86

         SECTION 12.6          When Notes Disregarded..................................................      86

         SECTION 12.7          Rules by Trustee, Paying Agent and Registrar............................      86

         SECTION 12.8          Legal Holidays..........................................................      86

         SECTION 12.9          Governing Law; Appointment of Agent for Service of Process..............      86

         SECTION 12.10         No Recourse Against Others..............................................      87

         SECTION 12.11         Successors..............................................................      87

         SECTION 12.12         Multiple Originals......................................................      87

         SECTION 12.13         Table of Contents; Headings.............................................      87

         SECTION 12.14         Severability Clause.....................................................      87

         SECTION 12.15         Waiver of Jury Trial....................................................      87

         SECTION 12.16         Conversion of Currency..................................................      88

         SECTION 12.17         Consent to Jurisdiction.................................................      88

Exhibit A     -    Form of Unit........................................................................    A-1
Exhibit B     -    Form of Exchange Unit...............................................................    B-1
Exhibit C     -    Form of Certificate To Be Delivered in Connection with Transfers to
                      Non-QIB Accredited Investors.....................................................    C-1
Exhibit D     -    Form of Certificate To Be Delivered in Connection with Transfers
                      Pursuant To Regulation S.........................................................    D-1
Exhibit E     -    Form of Guarantee...................................................................    E-1
Exhibit F     -    Form of Supplemental Indenture......................................................    F-1
Exhibit G     -    Form of Incumbency Certificate......................................................    G-1

NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

                  INDENTURE dated as of August 1, 2003, among MSX INTERNATIONAL, INC., a Delaware corporation (the "Company"), as an issuer and its Wholly Owned Subsidiary, MSX INTERNATIONAL LIMITED, a company incorporated under the laws of England and Wales ("MSXI Limited" and, together with the Company, the "Issuers"), the Company, as a guarantor of the U.K. Notes, certain of the Company's subsidiaries signatory hereto (each, a "Subsidiary Guarantor" and, together with the Company, the "Guarantors") and BNY MIDWEST TRUST COMPANY, an Illinois trust company, as trustee (in such capacity, the "Trustee") and collateral agent (in such capacity, the "Collateral Agent").

                  WHEREAS, the Issuers and the Guarantors with respect to the Note Guarantees have duly authorized the creation of the Senior Secured Note Units due 2007 (each an "Initial Unit" and, collectively, the "Initial Units"), the underlying 11% Senior Secured Notes due 2007 issued by the Company (the "Initial U.S. Notes"), 11% Senior Secured Notes due 2007 issued by MSXI Limited (the "Initial U.K. Notes", together with the Initial U.S. Notes, the "Initial Notes"), the Senior Secured Exchange Note Units due 2007 (each an "Exchange Unit" and, collectively, the "Exchange Units", the Exchange Units and the Initial Units, together with any Additional Units, as herein defined, the "Units"), and the underlying 11% Senior Secured Exchange Notes due 2007 issued by the Company (the "Exchange U.S. Notes") and 11% Senior Secured Notes due 2007 issued by MSXI Limited (the "Exchange U.K. Notes" and, together with the Exchange U.S. Notes, the "Exchange Notes"). The Exchange Notes, the Initial Notes and any Additional Notes shall collectively be referred to herein as the "Notes"; and

                  WHEREAS, all things necessary to make the Units and Notes, when each is duly issued and executed by the Issuers, and authenticated and delivered hereunder, the valid obligations of each of the Issuers and the Guarantors, and to make this Indenture a valid and binding agreement of each of the Issuers and the Guarantors, have been done,

                  NOW, THEREFORE, each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the
Holders:

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.1       Definitions.

                  "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from a Person on the date the acquired Person becomes a Restricted Subsidiary.

                  "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business, including improvements to existing assets, used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; provided, however, that any such Restricted Subsidiary is primarily engaged in a Related Business; (iii) Capital Stock constituting an additional equity interest in any Person that at such time is a

Restricted Subsidiary that is not a Wholly Owned Subsidiary; or (iv) the costs of improving or developing any property owned by the Company or a Restricted Subsidiary that is used in a Related Business.

                  "Administrative Agent" has the meaning set forth in the definition of the term Senior Credit Facility.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under Section 4.4, Section 4.6 and Section
4.7 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Applicable Indebtedness" means:

                  (1) in respect of any asset that is the subject of an Asset Disposition at a time when such asset is included in the Collateral, Pari Passu Indebtedness or Indebtedness of a Subsidiary of the Company that, in each case, is secured at such time by Collateral under a Lien that is senior or prior to the Lien securing the Notes pursuant to the Collateral Agreements; or

                  (2) in respect of any other asset, any Pari Passu Indebtedness or any unsubordinated Indebtedness of any Subsidiary Guarantor, and in the case of an Asset Disposition by a Subsidiary that is not a Subsidiary Guarantor, Indebtedness of such Subsidiary, or any other Obligations under the Senior Credit Facility.

                  "Applicable Pari Passu Indebtedness" means:

                  (1) in respect of any asset that is the subject of an Asset Disposition at a time when such asset is included in the Collateral, Pari Passu Indebtedness that is secured at such time by all or any part of the Collateral; or

                  (2)      in respect of any other asset, any Pari Passu
         Indebtedness.

                  "Asset Disposition" means any sale, lease, transfer, Sale/Leaseback Transaction or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

                  (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares and shares owned by foreign shareholders to the extent required by applicable local laws in foreign countries),

                  (2) all or substantially all the assets of any division, business segment or comparable line of business of the Company or any Restricted Subsidiary or

                  (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary.

                  Notwithstanding the foregoing, the term "Asset Disposition" shall not include: (x) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Subsidiary Guarantor, (y) for purposes of the covenant described under Section 4.6, a disposition that constitutes a Permitted Investment or a Restricted Payment permitted by the covenant described under Section 4.4, and (z) any single disposition or series of related dispositions of assets having a fair market value of less than $1,000,000.

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "Board of Directors" means the Board of Directors of the Company or MSXI Limited, as applicable or any committee thereof duly authorized to act on behalf of such Board of Directors.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Expenditures" means for any period all direct or indirect (by way of acquisition of securities of a Person or the expenditure of cash or the transfer of property or the incurrence of Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or capital assets determined in conformity with GAAP.

                  "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Cash Management Obligations" means, with respect to any Person, all obligations, whether absolute or contingent, of such Person in respect of overdrafts, returned items and other liabilities owed to any other Person that arises from treasury, depository, foreign exchange (including without limitation foreign currency hedging obligations) or cash management services, including without limitation in connection with any automated clearing house transfers of funds, wire transfer services, controlled disbursement accounts or similar transactions, and all obligations in connection with any commercial credit cards or stored value cards.

                  "Change of Control" means the occurrence of one or more of the following events:

                  (1) prior to the first public offering of common stock of the Company or MSXI Limited, as applicable, the Permitted Holders cease to be entitled (by "beneficial ownership" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of Voting Stock, contract or otherwise) to elect or cause the election of directors having, a majority in the aggregate of the total voting power of the Board of Directors, whether as a result of issuance of securities of the Company or MSXI Limited, as applicable, any merger, consolidation, liquidation or dissolution of the Company or MSXI Limited, as applicable, any direct or indirect transfer of securities by the Permitted Holders or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of any entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of such parent entity);

                  (2) after the first public offering of common stock of the Company or MSXI Limited, as applicable, after the Issue Date, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (2) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company or MSXI Limited, as applicable, and one or more Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or MSXI Limited, as applicable, than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or MSXI Limited, as applicable;

                  (3) during any two year period, individuals who on the Issue Date constituted the Board of Directors of the Company or MSXI Limited, as applicable, (together with any new directors whose election by such shareholders of the Company or MSXI Limited, as applicable, or whose nomination for election by the Board of Directors of the Company or MSXI Limited, as applicable, was approved by a vote of a majority of the directors of the Company or MSXI Limited, as applicable, then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or MSXI Limited, as applicable, then in office;

                  (4) the approval by the holders of Capital Stock of the Company or MSXI Limited, as applicable, of a plan for the liquidation or dissolution of the Company or MSXI Limited, as applicable; or

                  (5) the merger or consolidation of the Company or MSXI Limited, as applicable, with or into another Person or the merger of another Person with or into the Company or MSXI Limited, as applicable, or the sale of all or substantially all the assets of the Company or MSXI Limited, as applicable, (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by one or more of the Permitted Holders), other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company or MSXI Limited, as applicable, immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction or have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or MSXI Limited, as applicable, and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

                  (6) A Change of Control of MSXI Limited does not constitute a Change of Control of the Company.

                  "Charged Assets" shall have the meaning set forth in the U.K. Deed.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" shall mean collateral as such term is defined in the Security Agreement, all property mortgaged under the Mortgages acquired after the Issue Date, the "Charged Assets" as such term is defined in the U.K. Deed and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations is granted or purported to be granted under any Collateral Agreement.

                  "Collateral Agent" means the collateral agent under the Security Agreement and each Mortgage, which shall initially be the Trustee.

                  "Collateral Agreements" means, collectively, the Intercreditor Agreement, the Security Agreement, the U.K. Deed and each Mortgage, in each case, as the same may be in force from time to time.

                  "Company Guarantee" means the Guarantee of the Company of MSXI Limited's obligations with the respect to the U.K. Notes.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of: (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of the Company shall be available) prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

                  (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that, in the case of Indebtedness used to finance working capital needs incurred under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four-fiscal-quarter period);

                  (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased, assumed by a third person (to the extent the Company and its Restricted Subsidiaries are no longer liable for such Indebtedness) or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

                  (3) if since the beginning of such period the Company shall have consummated a Public Equity Offering following which there is a Public Market, Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its Restricted Subsidiaries in connection with such Public Equity Offering for such period;

                  (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

                  (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

                  For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company in accordance with Article 11 of Regulation S-X. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), and (vii) interest actually paid on any Indebtedness of any other Person that is Guaranteed by the Company or any Restricted Subsidiary.

                  "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

                  (1) any net income (or loss) of any Person if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below);

                  (2) for purposes of subclause (a)(3)(A) of the covenant described under Section 4.4 only, any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary consistent with such restriction during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (4) any gain (or loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                  (5)      extraordinary gains or losses; and

                  (6) the cumulative effect of a change in accounting principles.

                  Notwithstanding the foregoing, for the purposes of the covenant described under Section 4.4 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

                  "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus
(iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

                  "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

                  "CVC" means Citicorp Venture Capital, Ltd., a New York corporation.

                  "CVC Investor" means (i) CVC or any direct or indirect Subsidiary of CVC, (ii) Citigroup Inc. or any direct or indirect Subsidiary of Citigroup Inc. or any other Person controlled by Citigroup Inc. and (iii) any officer, employee or director of CVC so long as such person shall be an employee, officer or director of CVC or any direct or indirect Wholly Owned Subsidiary of CVC.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Depository" means The Depository Trust Company, its nominees and their respective successors.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable, at the option of the Holder thereof, for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the Holder thereof, in whole or in part, in each case on or prior to the eleven month anniversary of the Stated Maturity of the Notes. Disqualified Stock shall not include any Capital Stock that is not otherwise Disqualified Stock if by its terms the Holders have the right to require the issuer to repurchase such stock (or such stock is mandatorily redeemable) upon a Change of Control (or upon an event substantially similar to a Change of Control).

                  "Domestic Restricted Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Restricted Subsidiary.

                  "EBITDA" for any period means the sum of Consolidated Net Income plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense,
(ii) income tax expense (including Michigan Single Business Tax expense and the Imposta Reginole Sulle Attivista Producttive expense in Italy), (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash items reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made, other than accruals for post-retirement benefits other than pensions), less all non-cash items increasing Consolidated Net Income, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

                  "Excess Cash Flow" means, for any fiscal year, the Company's Consolidated EBITDA for such year, adjusted as follows: (i) minus the cash portion of the Company's consolidated interest expense (net of interest income) and the cash portion of any related financing fees for such year; (ii) minus the cash portion of all federal, state and foreign income taxes (including Michigan Single Business

Tax expense and the Imposta Reginole Sulle Attivista Producttive expense in Italy) and franchise taxes paid (without duplication) by the Company and its Restricted Subsidiaries during such year; (iii) minus all Capital Expenditures made during such year by the Company and its Restricted Subsidiaries; and (iv) minus or plus, respectively, any net increase or decrease in Working Capital for such year.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" has the meaning set forth in the preamble to this Indenture.

                  "Exchange U.K. Notes" has the meaning set forth in the preamble to this Indenture.

                  "Exchange Units" has the meaning set forth in the preamble to this Indenture.

                  "Exchange U.S. Notes" has the meaning set forth in the preamble to this Indenture.

                  "Existing Affiliate Agreements" means the Stockholders' Agreement, the MSXI Registration Rights Agreement and any other existing agreement with CVC or any Affiliates of CVC or the Company listed on Schedule I to this Indenture.

                  "Foreign Restricted Subsidiary" means any Restricted Subsidiary of the Company which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

                  "Foreign Subsidiary" means a Subsidiary not organized under the laws of the United States of America or any State thereof or the District of Columbia.

                  "Fourth Lien Term Loan" means the fourth secured term loan, from the Term Loan Lender to the Company and MSXI Limited under the amended and restated fourth second term loan agreement, dated the Issue Date, and including all related or ancillary documents executed at any time, including, without limitation, any instruments, guarantee agreements and security documents.

                  "GAAP" means generally accepted accounting principles in the United States of America as then in effect on the date of this Indenture, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board and (iii) such other statements by such other entity as approved by a significant segment of the accounting profession.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include (x) endorsements for collection or deposit in the ordinary course of business or (y) guarantees among Restricted Subsidiaries or guarantees by the Company of Restricted Subsidiaries; provided that the Indebtedness being guaranteed is permitted to be Incurred. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantors" shall mean the Subsidiary Guarantors and, in connection with the Guarantee of the U.K. Notes, the Company.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Holder" or "Noteholder" means the Person in whose name a Unit or, if a Separation Event has occurred, a Note, is registered on the Registrar's books.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; provided, further, however, that in the case of a discount security, neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness, but the entire face amount of such security shall be deemed Incurred upon the issuance of such security. The term "Incurrence" when used as a noun shall have a correlative meaning.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication),

                  (1)      the principal of and premium (if any) in respect of
         (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                  (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

                  (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person, all obligations of such Person under any title retention agreement, and any obligation to pay rent or other payment amounts of such Person with respect to any Sale/Leaseback Transaction (but excluding trade accounts payable arising in the ordinary course of business), which purchase price or obligation is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services (provided that, in the case of obligations of an acquired Person assumed in connection with an acquisition of such Person, such obligations would constitute Indebtedness of such Person);

                  (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                  (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (6)      all obligations of the type referred to in clauses
         (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                  (7)      all obligations of the type referred to in clauses
         (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

                  (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

                  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                  "Initial Notes" has the meaning set forth in the preamble to this Indenture.

                  "Initial Purchaser" means Jefferies & Company, Inc.

                  "Initial U.K. Notes" has the meaning set forth in the preamble to this Indenture.

                  "Initial Units" has the meaning set forth in the preamble to this Indenture.

                  "Initial U.S. Notes" has the meaning set forth in the preamble to this Indenture.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act.

                  "Intercreditor Agreement" means the Intercreditor Agreement among the Administrative Agent, the Trustee, the Collateral Agent, the New Third Lien Lender, the Term Loan Lender, the Issuers and the Subsidiary Guarantors (as applicable) dated as of the Issue Date, as the same may be amended, supplemented or modified from time to time.

                  "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under Section 4.4, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less
(y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

                  "Issue Date" means the date on which the Units and the Notes are originally issued.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the State of Illinois.

                  "Lenders" means the Lenders under the Senior Credit Facility.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien, hypothecation, standard security, assignment by way of security or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Management Investors" means each of the officers, employees and directors of the Company who own Voting Stock of the Company on the Issue Date, in each case so long as such person shall remain an officer, employee or director of the Company.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Mortgages" means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents creating Liens in favor of the Collateral Agent upon the owned real property constituting Collateral of the Company or any of its Domestic Restricted Subsidiaries from time to time.

                  "MSXI Registration Rights Agreement" means the amended and restated registration rights agreement dated November 28, 2000 by and among the Company, CVC and certain CVC Investors and executive officers and directors of the Company, as amended from time to time.

                  "Net Available Cash" from an Asset Disposition means cash payments received by the Company or any of its Subsidiaries therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) in each case net of:

                  (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;

                  (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

                  (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

                  (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including without limitation liabilities under any indemnification obligations associated with such Asset Disposition.

                  "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "New Third Lien Lender" means Citicorp Mezzanine III, L.P. and its assigns.

                  "New Third Lien Notes" means the notes issued by the Company and MSXI Limited to the New Third Lien Lender on the Issue Date.

                  "Note Guarantees" means the Subsidiary Guarantees and the Company Guarantee.

                  "Non-U.S. Person" means a Person who is not a U.S. Person, as defined in Regulation S.

                  "Notes" has the meaning set forth in the preamble to this Indenture.

                  "Obligations" means all present and future obligations for principal, premium, interest (including, without limitation, any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), penalties, fees, indemnifications, reimbursements (including, without limitation, all reimbursement and other obligation pursuant to any letters of credit, bankers acceptances or similar instruments or documents), damages and other liabilities payable under the documentation at any time governing any Indebtedness.

                  "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Company or MSXI Limited, as applicable, or any director in the case of MSXI Limited.

                  "Officers' Certificate" means a certificate signed by two Officers of the Company or MSXI Limited, as applicable, at least one of whom shall be the principal financial officer of the Company, and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee; such counsel may be an employee of or counsel to the Company.

                  "Pari Passu Indebtedness" means any unsubordinated Indebtedness of the Company (other than any Indebtedness owed to any Subsidiary of the Company).

                  "Permitted Foreign Transaction" means a transaction in which one or more Foreign Subsidiaries acquire Capital Stock or Indebtedness of a Person in connection with any sale, lease, transfer, contribution or other disposition, including any disposition by merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

                  (1) any shares of Capital Stock of a Foreign Subsidiary or a group of Foreign Subsidiaries; or

                  (2) all or substantially all of the assets of any division, business segment or comparable line of business of any Foreign Subsidiary or group of Foreign Subsidiaries,

provided that EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of the disposition (treated as a single accounting period), after giving pro forma effect thereto as if such disposition occurred on the first day of such period, is greater than EBITDA for the same period without giving pro forma effect to such disposition.

                  "Permitted Holders" means the CVC Investors, the Management Investors and their respective Permitted Transferees and in addition, in the case of MSXI Limited, the Company or any of its Subsidiaries; provided, however, that any Management Investor and any CVC Investor and any Permitted Transferee of a Management Investor or CVC Investor (other than CVC or Citigroup, Inc. or any direct or indirect Subsidiary of CVC or Citigroup, Inc. or any other Person controlled by CVC or Citigroup, Inc.) shall not be a "Permitted Holder" if such Person is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock that represents at least 30% of the aggregate voting power of all classes of the Voting Stock of the Company, voting together as a single class (without giving effect to the attribution of beneficial ownership as a result of any stockholders' agreement as in effect on the Issue Date, and any amendment to such agreement that does not materially change the allocation of voting power provided in such agreement).

                  "Permitted Investment" means an Investment in:

                  (1) the Company or, to the extent used to make any redemption, repurchase or other retirement for value or payment on the U.K. Notes, MSXI Limited;

                  (2) any Person that is or will become immediately after such Investment a Subsidiary Guarantor or that will merge or consolidate with or into the Company or a Subsidiary Guarantor, or transfers or conveys all or substantially all of its assets to the Company or a Subsidiary Guarantor; provided, however, that the primary business of such Person is a Related Business;

                  (3) any Foreign Restricted Subsidiary of the Company by any other Foreign Restricted Subsidiary of the Company;

                  (4) any Foreign Restricted Subsidiary of the Company by the Company or any Domestic Restricted Subsidiary of the Company in an aggregate amount not to exceed (x) $2.0 million in any fiscal year and
         (y) the aggregate amount of Investments permitted by this clause (4) and not used by the Company in the immediately preceding fiscal year (after giving effect to any amounts permitted pursuant to this clause
         (y) in the immediately preceding year);

                  (5)      Temporary Cash Investments;

                  (6) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (7) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (8) loans or advances to employees of the Company or a Restricted Subsidiary in an aggregate amount not to exceed $1.5 million;

                  (9) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

                  (10) Persons received in connection with a Permitted Foreign Transaction;

                  (11) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.6; and

                  (12) additional Investments not to exceed $5.0 million at any time outstanding.

                  "Permitted Lien" means:

                  (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                  (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                  (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (4) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                  (5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

                  (6) any interest or title of a lessor under any Capitalized Lease Obligation permitted pursuant to clause (b)(8) of
         Section 4.3; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

                  (7) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted pursuant to clause (b)(8) of
         Section 4.3; provided, however, that in the case of Purchase Money Indebtedness (a) the Indebtedness shall not exceed the cost of the real property acquired, together with the cost of the construction thereof and improvements thereto, and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than such property and improvements thereto so acquired or constructed and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

                  (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (9)      Liens securing Indebtedness permitted under clause
         (b)(9) of Section 4.3;

                  (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

                  (11) Liens securing Hedging Obligations permitted pursuant to clause (b)(7) of Section 4.3;

                  (12) Liens securing Acquired Indebtedness incurred in accordance with Section 4.3; provided that:

                           (A)      such Liens secured such Acquired
                  Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

                           (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

                  (13) Liens existing as of the Issue Date and securing Indebtedness permitted to be outstanding under clause (b)(3) of Section
         4.3 to the extent and in the manner such Liens are in effect on the Issue Date;

                  (14) Liens securing the Notes, all monetary obligations under this Indenture and the Subsidiary Guarantees;

                  (15) Liens securing Indebtedness under the Senior Credit Facility to the extent such Indebtedness is permitted under clause
         (b)(1) of Section 4.3;

                  (16) Liens of the Company or a Wholly Owned Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;

                  (17) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this paragraph and which has been incurred in accordance with Section 4.3; provided, however, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

                  (18)     Liens in favor of custom and revenue authorities;

                  (19)     Liens securing Cash Management Obligations;

                  (20)     Liens securing Indebtedness permitted under clause
         (b)(13) of Section 4.3; and

                  (21) Liens securing Indebtedness of Foreign Restricted Subsidiaries to the extent such Indebtedness is permitted under clause
         (b)(12) of Section 4.3; provided, however, that no asset of the Company or any Domestic Restricted Subsidiary shall be subject to any such
         Lien).

                  "Permitted Transferee" means, (a) with respect to any CVC Investor who is an employee, officer or director of CVC or any Wholly Owned Subsidiary of CVC, any spouse or lineal descendant (including by adoption) of such CVC Investor so long as such CVC Investor shall be an employee, officer or director of CVC; and (b) with respect to any Management Investor, any spouse or lineal descendant (including by adoption) of such Management Investor so long as such Management Investor shall be an employee, officer or director of the Company.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Physical Note" means a Note issued in exchange for interests in a Global Note pursuant to Section 2.14 in the form of a permanent certificated Note in registered form in substantially the form set forth in Exhibit A.

                  "Physical Unit" means a Unit issued in exchange for interests in a Global Unit pursuant to Section 2.14 in the form of a permanent certificated Unit in registered form in substantially the form set forth in Exhibit A.

                  "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

                  "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

                  "Public Market" means any time after (i) a Public Equity Offering has been consummated and (ii) at least 10% of the total issued and outstanding common stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

                  "Purchase Money Indebtedness" mean Indebtedness (i) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (ii) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and provided, further, however, that such Indebtedness is Incurred within 180 days after such acquisition of such asset by the Company or Restricted Subsidiary.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Qualified Finance Subsidiary" means a Subsidiary of the Company constituting a "finance subsidiary" within the meaning of Rule 3a-5 under the Investment Company Act of 1940, as amended (the "1940 Act"), or an issuer of asset-backed securities within the meaning of Rule 3a-7 of the 1940 Act or any other vehicle under a similar exemption, formed for the purpose of engaging in a Qualified TIPS Transaction and having no assets other than those necessary to consummate the Qualified TIPS Transaction.

                  "Qualified TIPS Transaction" means an issuance by a Qualified Finance Subsidiary of preferred trust securities or similar securities in respect of which any dividends, liquidation preference or other obligations under such securities are Guaranteed by the Company to the extent required by the 1940 Act, as amended, or customary for transactions of such type.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided, further, however, that Refinancing Indebtedness shall not include Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, between the Issuers, the Guarantors and the Initial Purchaser, as the same may be amended or modified from time to time in accordance with the terms thereof.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Related Business" means any business related, ancillary or complementary (as determined in good faith by the Board of Directors) to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

                  "Responsible Officer" means, when used in respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Restricted Payment" means, with respect to any Person,

                  (1) the declaration or payment of any dividends or any other distributions on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation involving such Person) or similar payment to the holders of its Capital Stock, except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned, to its other shareholders on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis);

                  (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

                  (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition);

                  (4) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to the original due date, scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Obligations (other than interest, fees and expenses) under the Fourth Lien Term Loan or New Third Lien Note; or

                  (5) the making of any Investment in any Person (other than a Permitted Investment).

                  "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Unit or Note constitutes a Restricted Security.

                  "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person and such lease is reflected on such Person's balance sheet as a Capital Lease Obligation.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Security Agreement" means the security agreement, dated as of the Issue Date, made by the Company and the Subsidiary Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

                  "Security Interests" means the Liens on the Collateral created by this Indenture and the Collateral Agreements in favor of the Collateral Agent for the benefit of the Collateral Agent and the Holders.

                  "Senior Credit Facility" means the Credit Agreement dated as of August 1, 2003, in effect on the Issue Date, by and among the Company, as borrower and guarantor, and certain subsidiaries, as borrowing subsidiaries, the Lenders referred to therein and Bank One, N.A., as administrative agent (in such capacity, together with its successors and assigns, the "Administrative Agent"), as the same may be amended, extended, renewed, restated, supplemented or otherwise modified (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement governing Indebtedness Incurred to refund, replace or refinance any borrowings and commitments then outstanding or permitted to be outstanding under such Senior Credit Facility or any such prior agreement as the same may be amended, extended, renewed, restated, supplemented or otherwise modified (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions). The term "Senior Credit Facility" shall include all related or ancillary documents executed at any time, including, without limitation, any instruments, guarantee agreements and security documents. All Cash Management Obligations owing by the Company or any of its Subsidiaries to the Administrative Agent, any Lender or their respective Affiliates shall also be deemed Obligations under the Senior Credit Facility.

                  "Separation Event" means (i) an Event of Default on the Notes has occurred, (ii) a redemption of the U.K. Notes pursuant to Section 3.1(d) has occurred or (iii) the occurrence of a Change of Control of MSXI Limited.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "Stockholders' Agreement" means the amended and restated stockholders' agreement dated November 28, 2000 by and between the Company, CVC, and certain CVC Investors and executive officers and directors of the Company, as amended by Amendment No. 1 dated January 31, 2003 and as amended from time to time.

                  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect. "Subordinated Obligation" of any Subsidiary Guarantor has a correlative meaning.

                  "Subsidiary" means, in respect of any Person, any corporation, association, partnership, business trust or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests or trust interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                  "Subsidiary Guarantee" means the Guarantee by a Subsidiary Guarantor of the Issuers' obligations with respect to the Notes.

                  "Subsidiary Guarantor" means each Subsidiary designated as such on the signature pages of this Indenture and any other Subsidiary that has issued a Subsidiary Guarantee.

                  "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any State thereof or the District of Columbia or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as in effect and amended on the date of this Indenture, except as otherwise set forth in Section 9.3.

                  "Trustee" shall have the meaning set forth in the Recital.

                  "Term Loan Lender" means Court Square Capital Limited and its assigns.

                  "Unit" has the meaning set forth in the preamble to this Indenture.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided above under Section
4.10 and (ii) any Subsidiary of an Unrestricted Subsidiary.

                  "U.K. Deed" means the debenture, dated as of the Issue Date, made by MSXI Limited in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

                  "U.K. Notes" means the Initial U.K. Notes and the Exchange U.K. Notes.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "U.S. Notes" means the Initial U.S. Notes and the Exchange U.S. Notes.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company and/or one or more Wholly Owned Subsidiaries.

                  "Working Capital" means as of any date the difference between
(x) current assets, other than cash and Cash Equivalents of the Company and its Restricted Subsidiaries for such date and (y) current liabilities of the Company and its Restricted Subsidiaries for such date; provided, however, that the amount of accounts receivable at any date should be the average of accounts receivable on the last day of each of the three fiscal months immediately preceding such date.

                  SECTION 1.2       Other Definitions.

         Term                                   Defined in Section
         ----                                   ------------------
"Additional Amounts"                                  4.24
"Additional Interest Notice"                          4.21
"Additional Notes"                                    2.2
"Additional Units"                                    2.2
"Affiliate Transaction"                               4.7
"Authenticating Agent"                                2.2
"Bankruptcy Law"                                      6.1
"Comparable Treasury Issue"                           3.1
"Comparable Treasury Price"                           3.1
"covenant defeasance option"                          8.1(b)

"Custodian"                                           6.1
"defeasance trust"                                    8.2
"Designee"                                            4.10
"Event of Default"                                    6.1
"Excess Cash Flow Offer Amount"                       4.23
"Excess Proceeds"                                     4.6(a)
"Excess Proceeds Offer"                               4.6(a)
"Excess Proceeds Payment"                             4.6(a)
"Global Notes"                                        2.1(b)
"Global Units"                                        2.1(b)
"Global U.K. Note"                                    2.1(b)
"Global U.S. Note"                                    2.1(b)
"Guaranteed Obligations"                              11.1
"legal defeasance option"                             8.1(b)
"Notice of Default"                                   6.1
"Participants"                                        2.6
"Paying Agent"                                        2.3
"Premises"                                            4.19
"Primary Treasury Dealer"                             3.1
"Private Placement Legend"                            2.13
"Purchase Date"                                       4.6(b)
"Reference Treasury Dealer"                           3.1
"Reference Treasury Dealer Quotation"                 3.1
"Registrar"                                           2.3
"Released Interests"                                  10.5(a)
"Register"                                            2.3
"Successor Company"                                   5.1
"Taxes"                                               4.24
"Treasury Rate"                                       3.1
"Valuation Date"                                      10.5(b)

                  SECTION 1.3       Incorporation by Reference of Trust
Indenture Act.

                  This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC.

                  "indenture notes" means the Notes.

                  "obligor" on the Notes means the Company and any other obligor on the indenture notes.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.4       Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) in the singular include the plural and words in the plural include the singular;

                  (6) the principal amount of any non-interest-bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP;

                  (7) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States; and

                  (8) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE 2

                                 THE SECURITIES

                  SECTION 2.1       Form and Dating.

                  The Initial Units, the Notes forming the Initial Units and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Units, the Notes forming the Exchange Units and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto. The Units and Notes may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Issuers are subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Unit and Note shall be dated the date of its authentication. If required, the Notes may bear the appropriate legend regarding any original issue discount for Federal income tax purposes. Each U.S. Note shall have attached to it an executed Subsidiary Guarantee substantially in the form of Exhibit E, from each of the Subsidiary Guarantors. Each U.K. Note shall have attached to it an executed Note Guarantee substantially in the form of Exhibit E, from the Company and each of the Subsidiary Guarantors.

                  The Notes of each Issuer will not trade separately unless a Separation Event has occurred.

                  The terms and provisions contained in the Units and the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Global Units. The Units offered and sold in reliance on Rule 144A, the Units offered and sold in reliance on Regulation S and the Units offered and sold in reliance on Rule 501(a)(1), (2), (3) or (7) under the Securities Act shall be issued initially in the form of one or more permanent global units ("Global Units"), each Global Unit consisting of a global U.S. Note ("Global U.S. Note") and global U.K. Note ("Global U.K. Note" and, together with the Global U.S. Notes, the "Global Notes") in definitive, fully registered form without interest coupons, in substantially the form of Exhibit A, which shall be deposited on behalf of the purchasers of the Units represented thereby with the Trustee, at the Trustee's office in Chicago, Illinois, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuers (and having executed Note Guarantees endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.13. The aggregate principal amount of the Global Notes underlying the Units may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee in the limited circumstances hereinafter provided.

                  All Global Units and Notes offered and sold in reliance on Regulation S shall remain in the form of Global Units and Global Notes until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement; provided, however, that all of the time periods specified in the Registration Rights Agreement to be complied with by the Issuers have been so complied with.

                  The definitive Units and Notes shall be typed, printed or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Units and Notes, as evidenced by their execution of such Units and Notes.

                  SECTION 2.2 Execution and Authentication; Aggregate Principal Amount.

                  An Officer (who shall have been duly authorized by all requisite corporate actions) shall sign the Units for the Issuers by manual or facsimile signature.

                  An Officer (who shall have been duly authorized by all requisite corporate actions) shall sign the U.S. Notes for the Issuers by manual or facsimile signature.

                  An Officer (who shall have been duly authorized by all requisite corporate actions) shall sign the U.K. Notes for the Issuers by manual or facsimile signature.

                  If an Officer whose signature is on a Unit or a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Unit or Note, such Unit or Note shall nevertheless be valid.

                  A Unit or Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on such Unit or Note. The signature shall be conclusive evidence that the Unit or Note has been authenticated under this Indenture.

                  The Trustee shall authenticate (i) 75,500 Initial Units, each Unit consisting of (a) $860 principal amount of Initial U.S. Notes and (b) $140 principal amount of Initial U.K. Notes for original issue, (ii) Exchange Units, each Exchange Unit consisting of (a) $860 principal amount of Exchange U.S. Notes and (b) $140 principal amount of Exchange U.K. Notes, from time to time after the Issue Date for issue only in exchange for a like principal amount of Initial Notes and (iii) subject to compliance with Section 4.3, additional Units ("Additional Units"), each such Unit consisting of a U.S. Note and U.K. Note ("Additional Notes") for original issue after the Issue Date in an unlimited amount in each case upon written orders of the Issuers in the form of an Officers' Certificate, which Officers' Certificate shall, in the case of any issuance of Additional Units, certify that such issuance is in compliance with
Section 4.3. In addition, each Officers' Certificate shall specify the amount of Units and Notes to be authenticated and the date on which the Units and Notes are to be authenticated, whether the Units are to be Initial Units, Exchange Units or Additional Units, and shall further specify the amount of such Units to be issued as Global Units. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no Additional Notes will have the right to vote or consent as a separate class on any matter.

                  The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Issuers to authenticate Units and Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Units and Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demand.

                  The Units and Notes shall be issuable in fully registered form only, without coupons, in denominations of (i) $860 for the U.S. Notes, (ii) $140 for the U.K. Notes and (iii) $1,000 for the Units; or, in each case, any integral multiple thereof.

                  In the event the Issuers shall issue and the Trustee shall authenticate any Additional Units, the Issuers shall use their best efforts to obtain the same "CUSIP" number for such Additional Units as is printed on the Units outstanding at such time; provided, however, that if any such Additional Units issued under this Indenture are determined to be a different class of Unit than the Units outstanding for Federal income tax purposes, the Issuers may obtain a "CUSIP" number for such Additional Units that is different from the "CUSIP" number printed on the Units then outstanding. Notwithstanding the foregoing, all Notes and Additional Notes issued under this Indenture shall vote and consent together on all matters as one class and neither the Notes nor Additional Notes will have the right to vote or consent as a separate class on any matter.

                  SECTION 2.3       Registrar and Paying Agent.

                  The Issuers shall maintain an office or agency in New York City where Units or, if a Separation Event has occurred, Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Units or Notes may be presented for payment (the "Paying Agent"). The Registrar, acting on behalf of and as agent for the Issuers, shall keep a register (the "Register") of the Units and Notes and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents.

                  The term "Paying Agent" includes any additional paying agent. The Issuers shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall promptly notify the Trustee in writing of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation and indemnification therefor pursuant to Section 7.7. The Issuers may act as Paying Agent, Registrar, co-Registrar or transfer agent.

                  The Issuers initially appoint the Trustee as Registrar and Paying Agent in connection with the Units and Notes, until such time as the Trustee has resigned or a successor has been appointed pursuant to Section 7.8. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' notice to the Issuers.

                  SECTION 2.4       Paying Agent To Hold Money in Trust.

                  On or prior to 10:00 a.m. New York City time on each due date of the principal and interest on any Note, the Issuers shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuers shall require each Paying Agent (other than the

Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all sums held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Issuers or any other obligor in making any such payment. If the Issuers or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.4, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.5       Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list as of such date and in such form as the Trustee may reasonably request of the names and addresses of Holders; provided that as long as the Trustee is the Registrar, no such list need be furnished.

                  SECTION 2.6       Transfer and Exchange.

                  The Units (including the underlying Notes) shall be issued in registered form and shall be transferable only upon the surrender of a Unit (or, if a Separation Event has occurred, Notes) for registration of transfer. When a Unit (or, if a Separation Event has occurred, a Note) is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Registrar shall record in the Register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code are met, and thereupon one or more new Units (including underlying Notes) or, if a Separation Event has occurred, new Notes in the same aggregate principal amount shall be issued to the designated assignee or transferee and the old Unit or Note will be returned to the Issuers. When Units (or, if a Separation Event has occurred, a Note) are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested, in the same manner, if the same requirements are met. To permit registration of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Units and Notes and each of the Guarantors shall execute a Note Guarantee thereon at the Registrar's or co-registrar's request. The Issuers may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.6. The Issuers shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing or 15 days before an interest payment date.

                  Prior to the due presentation for registration of transfer of any Unit (or, if a Separation Event occurs, Note), the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Unit or Note is registered as the absolute owner of such Unit or Note for the purpose of receiving payment of principal of and interest and for all other purposes whatsoever, whether or not such Unit or Note is overdue, and none of the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  All Units and Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Units or Notes surrendered upon such transfer or exchange.

                  With respect to Global Units and Global Notes:

                  (1) Each Global Unit and Global Note authenticated under this Indenture shall (i) be registered in the name of the Depository designated for such Global Unit and in the name of the Trustee for the Global Note or a nominee thereof, (ii) be deposited with such Depository or a nominee thereof or custodian therefor, (iii) bear legends as set forth in Section 2.13 and (iv) constitute a single Unit or Note for all purposes of this Indenture.

                  Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Unit or Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Unit or Global Notes, and the Depository may be treated by the Issuers, the Trustee and any Agent of the Issuers or the Trustee as the absolute owner of such Global Unit and underlying Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any Agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Unit or Note. Neither the Trustee nor any agent shall have any responsibility for any actions taken or not taken by the Depository.

                  (2) Transfers of a Global Unit or Global Note, as the case may be, shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. In addition, a Global Unit or Global Note is exchangeable for certificated Units or Notes, as applicable, if (i) the Depository notifies the Issuers that it is unwilling or unable to continue as a Depository for such Global Unit or Global Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act and a successor Depository is not appointed by the Issuers within ninety (90) days of such notice, (ii) the Issuers execute and deliver to the Trustee a notice that such Global Unit or Global Note shall be so transferable, registrable, and exchangeable, and such transfers shall be registrable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Units or Notes represented by such Global Unit or Global Note, as applicable. Any Global Unit or Global Note that is exchangeable for certificated Units or Notes, as applicable, pursuant to the preceding sentence will be transferred to, and registered and exchanged for, certificated Units or Notes, as applicable, in authorized denominations, without legends applicable to a Global Unit or Global Note, and registered in such names as the Depository holding such Global Unit or Global Note may direct. Subject to the foregoing, a Global Unit or Global Note is not exchangeable, except for a Global Unit or Global Note of like denomination to be registered in the name of the Depository or its nominee. In the event that a Global Unit becomes exchangeable for certificated Units, (i) certificated Units will be issued only in fully registered form in denominations of (i) $860 for the U.S. Notes, (ii) $140 for the U.K. Notes and (iii) $1,000 for the Units; or, in each case, any integral multiple thereof, (ii) payment of principal, any repurchase price, and interest on the underlying certificated Notes will be payable, and the transfer of the certificated Notes will be registrable, at the office or agency of the Issuers maintained for such purposes, and (iii) no service charge will be made for any registration or transfer or exchange of the certificated Units, although the Issuers may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith. If a Separation Event has occurred and a Global Note becomes exchangeable for certificated Notes, (i) certificated Notes will be issued only in fully registered form in denominations of $860 for the U.S. Notes and $140 for the U.K. Notes, (ii) payment of principal, any repurchase price, and interest on the certificated Notes will be payable, and the transfer of the certificated Notes will be registrable, at the office or agency of the Issuers maintained for such purposes, and (iii) no service charge will be made for any registration or transfer or exchange of the certificated Notes, although the Issuers may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

                  (3) Units and Notes issued in exchange for a Global Unit or Global Note or any portion thereof shall have an aggregate principal amount equal to that of such Global Unit or Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depository shall designate and shall bear the applicable legends provided for herein. Any Global Unit or Global Note to be exchanged in whole shall be surrendered by the Depository to the Trustee. With respect to any Global Unit or Global Note to be exchanged in part, either such Global Unit or Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depository or its nominee with respect to such Global Unit or Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Unit or Note issuable on such exchange to or upon the order of the Depository or an authorized representative thereof.

                  (4) Every Unit and Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Unit or Global Note or any portion thereof, whether pursuant to this
         Section 2.6, Section 2.7, 2.9, 2.14 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Unit or Global Note, as applicable, unless such Unit is registered (i) in the name of a Person other than the Depository or a nominee thereof for such Global Unit or (ii) in the name of a Person other than the Trustee for such Global Note or a nominee thereof. Participants shall have no rights under this Indenture with respect to any Global Unit or Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Unit or Global Note, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Unit or Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Unit or Global Note. Neither the Trustee nor any agent shall have any responsibility for any actions taken or not taken by the Depository.

                  SECTION 2.7       Replacement Units and Notes.

                  If a mutilated Unit or Note is surrendered to the Trustee or Registrar or if the Holder of a Unit or Note claims that the Unit or Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Unit or Note and Guarantors shall execute a Note Guarantee thereon if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee and the Issuers. Except with respect to mutilated Units and Notes, such Holder must provide an affidavit of lost certificate and furnish an indemnity bond sufficient in the judgment of the Issuers, the Guarantors and the Trustee to protect the Issuers, the Guarantors, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss, liability, cost or expense which any of them may suffer if a Unit or Note is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Unit or Note.

                  In case any such mutilated, lost, destroyed or wrongfully taken Unit or Note has become or is about to become due and payable, the Issuers in their discretion may pay such Unit or Note instead of issuing a new Unit or
Note in replacement thereof.

                  Every replacement Unit or Note issued pursuant to the terms of this Section 2.7 shall constitute an additional obligation of the Issuers and the Guarantors under this Indenture.

                  The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Units or Notes.

                  SECTION 2.8       Outstanding Units and Notes.

                  Units or Notes outstanding at any time are all Units or Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. Subject to the provisions of Section 12.6, a Unit or Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds such Unit or Note.

                  If a Unit or Note is replaced pursuant to Section 2.7 (other than a mutilated Unit or Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Unit or Note is held by a bona fide purchaser. A mutilated Unit or Note ceases to be outstanding upon surrender of such Unit or Note and replacement thereof pursuant to Section 2.7.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date or, pursuant to Section 8.1(a), within 91 days prior thereto, money sufficient to pay all principal and interest payable on that redemption or maturity date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after such date such Notes (or portions thereof) cease to be outstanding and on and after such redemption or maturity date interest on them ceases to accrue.

                  SECTION 2.9       Temporary Units and Notes.

                  Until definitive Units or Notes are ready for delivery, the Issuers may prepare and execute and the Trustee shall authenticate temporary Units or Notes upon receipt of a written order of the Issuers in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Units or Notes to be authenticated and the date on which the temporary Units or Notes are to be authenticated. Temporary Units and Notes shall be substantially in the form of definitive Units and Notes but may have variations that the Issuers considers appropriate for temporary Units and Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Units and Notes and deliver them in exchange for temporary securities.

                  SECTION 2.10      Cancellation.

                  The Issuers at any time may deliver Units or Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Units or Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the discretion of the Trustee, the Registrar or the Paying Agent, and no one else shall cancel all Units or Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver such canceled Units or Notes to the Issuers. The Trustee shall from time to time provide the Issuers a list of all Units or Notes that have been canceled as requested by the Issuers. Subject to Section 2.7, the Issuers may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall dispose of all cancelled Units and Notes in accordance with customary procedures, or, at the written request of the Issuers, shall return the same to the Issuers.

                  SECTION 2.11      Defaulted Interest.

                  If the Issuers default in a payment of interest on the Notes, the Issuers shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner in accordance with Section
4.1. The Issuers may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.12      CUSIP Numbers.

                  The Issuers in issuing the Units shall use "CUSIP" numbers. If a Separation Event Occurs, the Company and MSXI Limited shall as soon as practicable obtain "CUSIP" numbers for the U.S. Notes and U.K. Notes, respectively. The Trustee shall use "CUSIP" numbers in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Units or Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Units or Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee in writing of any change in the CUSIP numbers.

                  SECTION 2.13      Restrictive Legends.

                  Each Global Unit, Global Note, Physical Unit and Physical Note that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Issuers or any Affiliate of the Issuers was the owner of such Unit or Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinions of counsel for the Issuers, unless otherwise agreed by the Issuers and the Holder thereof):

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL

"ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE UNITS ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1),
(2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S, OR TRANSFER AGENT'S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT.

                  Each Global Unit shall also bear the following legend on the face thereof:

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS UNIT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ITS NOMINEES AND THEIR RESPECTIVE SUCCESSORS (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL UNIT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF

OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL UNIT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.14 OF THE INDENTURE.

                  Each Global Note shall also bear the following legend on the face thereof:

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ITS NOMINEES AND THEIR RESPECTIVE SUCCESSORS (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.14 OF THE INDENTURE.

                  SECTION 2.14      Special Transfer Provisions.

                  (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Unit (including the underlying Notes) or, if a Separation Event has occurred, a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                  (i) the Registrar shall register the transfer of any Unit or Note constituting a Restricted Security whether or not such Unit or Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Issuers nor any Affiliate of the Issuers have held any beneficial interest in such Unit or Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date) or
         (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and any legal opinions and certifications required thereby or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

                  (ii) if the proposed transferor is a Participant holding a beneficial interest in the Global Unit or Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) written instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Units (including underlying Notes) or, if a Separation Event has occurred, Physical Notes) a decrease in the principal amount of the Global Notes underlying such Global Unit or, if a Separation Event has occurred, the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Notes to be transferred, and (b) the Issuers shall execute, the Guarantors shall execute the Note Guarantees on, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and principal amount.

                  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Unit (including the underlying Notes) or, if a Separation Event has occurred, a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                  (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Unit or Note stating, or has otherwise advised the Issuers and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Unit or Note stating, or has otherwise advised the Issuers and the Registrar in writing, that it is purchasing the Unit or Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                  (ii) if the proposed transferee is a Participant, and the Units or Notes to be transferred consist of Physical Units or Physical Notes, as applicable, which after transfer are to be evidenced by an interest in a Global Unit (including an interest in the underlying Global Notes) or a Global Note, as applicable, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Notes underlying such Global Unit or, if a Separation Event has occurred, the principal amount of such Global
         Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

                  (c) Private Placement Legend. Upon the transfer, exchange or replacement of Units and Notes not bearing the Private Placement Legend, the Registrar shall deliver Units and Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Units and Notes bearing the Private Placement Legend, the Registrar shall deliver only Units and Notes that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Issuers nor any Affiliate of the Issuers have held any beneficial interest in such Unit or Note, or portion thereof, at any time prior to or on the second anniversary of the Issue Date), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. The Registrar shall not register a transfer of any Unit or Note unless such transfer complies with the restrictions on transfer of such Unit or Note set forth in this Indenture. In connection with any transfer of Units or Notes, each Holder agrees by its acceptance of the Units or Notes to furnish the Registrar or the Issuers such certifications, legal opinions or other information as either the Registrar or the Issuers may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may conclusively rely on a determination made by the Issuers and provided to the Trustee orally (promptly confirmed in writing) or in writing with respect to) the sufficiency of any such certifications, legal opinions or other information.

                  (d) General. By its acceptance of any Unit or Note bearing the Private Placement Legend, each Holder acknowledges the restrictions on transfer of such Unit or Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Unit or Note only as provided in this Indenture.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.6 or this Section
2.14. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

                  Each Holder agrees to indemnify the Issuers and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Unit or Note in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Unit or Note (including any transfers between or among Participants or beneficial owners of interests in any Global Unit or Global
Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  (e)      Transfers of Notes Held by Affiliates.
Any certificate (i) evidencing a Unit or Note that has been transferred to an Affiliate of the Issuers within two years after the Issue Date, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Unit or Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which either the Issuers or any Affiliate of the Issuers was an owner of such Unit or Note, in each case, bear a legend in substantially the form set forth in Section 2.13 hereof, unless otherwise agreed by the Issuers (with written notice thereof to the Trustee).

                                    ARTICLE 3

                                   REDEMPTION

                  SECTION 3.1       Redemption.

                  (a)      Optional Redemption Prior to August 1, 2005.
At any time prior to August 1, 2005, the Issuers may, at their option, on one or more occasions redeem all or part of their Notes at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and
(2) the sum of the present values of 105.5% of the principal amount of the Notes being redeemed and scheduled payments of interest on such Notes to and including August 1, 2005 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, together in either case with accrued and unpaid interest, if any, to the date of redemption. The foregoing optional redemption of the Notes prior to August 1, 2005 shall include both U.S. Notes and U.K. Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of redemption, unless a Change of Control of MSXI Limited has occurred.

                  (i) "Treasury Rate" " means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption period.

                  (ii) "Comparable Treasury Issue" " means the United States Treasury security selected by a Reference Treasury Dealer appointed by the Company as having a maturity comparable to the remaining term of the Notes (as if the final maturity of the Notes was August 1, 2005) that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (as if the final maturity of the Notes was August 1, 2005).

                  (iii) "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (B) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

                  (iv) "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business date preceding such redemption date.

                  (v) "Reference Treasury Dealer" means any primary U.S. government securities dealer in the City of New York (a "Primary Treasury Dealer") selected by the Company.

                  (b)      Optional Redemption on or After August 1, 2005.
On or after August 1, 2005, the Notes will be redeemable, at the Issuers' option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the right of Holders of record on the relevant record date receive interest due on the relevant interest payment date), if redeemed during the period commencing on the date set forth below:

                                            REDEMPTION
DATE                                           PRICE
----                                        ----------
August 1, 2005..........................     105.500%
February 1, 2006........................     102.750%
August 1, 2006 and
thereafter..............................     100.000%

                  The foregoing optional redemption of the Notes on or after August 1, 2005 shall include both U.S. Notes and U.K. Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of redemption, unless a Change of Control of MSXI Limited has occurred.

                  (c) Redemption Upon Equity Offering. In addition, at any time and from time to time prior to August 1, 2005, the Issuers may redeem at their option in the aggregate up to 35% of the original principal amount of the Notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 111.0% plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Notes must remain outstanding after each such redemption.

                  The foregoing optional redemption of the Notes shall include both U.S. Notes and U.K. Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of redemption, unless a Change of Control of MSXI Limited has occurred.

                  (d) Tax Redemption. U.K. Notes may be redeemed, at the option of MSXI Limited, as a whole, but not in part (limited to U.K. Notes with respect to which an Additional Amount (as described below) is or may be required), at any time, upon giving notice to Holders not less than 30 days nor more than 60 days prior to the date fixed for redemption (which notice shall be irrevocable), at a redemption price equal to the principal amount thereof, together with interest accrued to the date fixed for redemption and any Additional Amounts payable with respect thereto, if MSXI Limited determines and certifies to the Trustee immediately prior to the giving of such notice that (i) they have or will become obligated to pay Additional Amounts in respect of such U.K. Notes as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United Kingdom or any relevant jurisdiction or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction) which change or amendment becomes effective on or after the date of issuance of such U.K. Notes and (ii) such obligation cannot be avoided by MSXI Limited taking reasonable measures available to it, provided, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which MSXI Limited would be obligated to pay such Additional Amounts if a payment in respect of such U.K. Notes was then due. Prior to the giving of any notice of redemption described in this Section 3.1(d), MSXI Limited shall deliver to the Trustee (a) a certificate signed by two directors of MSXI Limited stating that the obligation to pay Additional Amounts cannot be avoided by MSXI Limited taking reasonable measures available to them and (b) an Opinion of Counsel to the effect that MSXI Limited has become obligated to pay Additional Amounts as a result of such a change or amendment described above and that MSXI Limited cannot avoid payment of such Additional Amounts by taking reasonable measures available to them.

                  SECTION 3.2       Notices to Trustee.

                  If the Issuers elect to redeem Notes pursuant to Section 3.1, they shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and the paragraph of the Notes pursuant to which the redemption will occur. The Issuers shall give each notice to the Trustee provided for in this Section 3.2 at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Issuers to the effect that such redemption will comply with the provisions herein.

                  SECTION 3.3       Selection of Notes To Be Redeemed.

                  If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by such other method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with customary practice. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them that the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. No Note of $1,000 in original principal amount or less will be redeemed in part. If any
Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuers promptly of the Notes or portions of Notes to be redeemed. In the event the Issuers are required to make an offer to repurchase Notes pursuant to Sections 4.7, 4.12 or 4.23 and the amount available for such offer is not evenly divisible by $1,000, the Trustee shall promptly refund to the Issuers any remaining funds, which in no event will exceed $1,000.

                  SECTION 3.4       Notice of Redemption.

                  At least 30 days but not more than 60 days before a date for redemption of Notes, the Issuers shall mail or cause to be mailed a notice of redemption by first-class mail to the registered address appearing in the Note Register of each Holder of Notes to be redeemed. The notice shall identify the Notes to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price and the amount of accrued interest, if any, to be paid;

                  (3) the name and address of the Paying Agent;

                  (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any;

                  (5) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

                  (6) that, unless the Issuers default in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed;

                  (8) the CUSIP number, if any, printed on the Notes being redeemed; and

                  (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  At the Issuers' written request, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' sole expense; provided that such request by the Issuers to the Trustee is received by the Trustee at least seven (7) Business Days prior to the date the Trustee is requested to give notice to the Holders whose Notes are to be redeemed. In such event, the Issuers shall provide the Trustee with the information required by this Section 3.4.

                  SECTION 3.5       Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section 3.4, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Such notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.6       Deposit of Redemption Price.

                  Prior to 10:00 a.m. (New York City time) on the redemption date, the Issuers shall deposit with the Trustee or Paying Agent (or, if the Issuers or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (if any) on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Issuers to the Trustee for cancellation.

                  The Trustee or Paying Agent shall promptly return to the Issuers any money so deposited which is not required for that purpose. Unless the Issuers default in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Notes are presented for payment.

                  SECTION 3.7       Notes Redeemed in Part.

                  Upon surrender of a Note that is redeemed in part (with, if the Issuers or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, except that if a Global Note is so surrendered, the Issuers shall execute, and the Trustee shall authenticate and deliver to the Depository for such Global Note, without service charge, a new Global Note in denomination equal to and in exchange for the unredeemed portion of the principal of the Global Note so surrendered.

                                    ARTICLE 4

                                    COVENANTS

                  SECTION 4.1       Payment of Notes.

                  The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due. The Company shall pay interest on overdue principal at 1% per annum in excess of the rate per annum set forth in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

                  SECTION 4.2       SEC Reports.

                  Until such time as the Company shall become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide the Trustee, the Initial Purchaser, the Holders and prospective Holders (upon request) with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so provided at the times specified for the filing of such information, documents and reports under such Sections. Thereafter, notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Holders and prospective Holders (upon request) such annual reports and such information, documents and other reports as are specified in such Sections and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be required to file any report, document or other information with the SEC if the SEC does not permit such filing.

                  SECTION 4.3       Limitation on Incurrence of Indebtedness.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiaries to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors may Incur Indebtedness if, immediately after giving effect to such Incurrence, the Consolidated Coverage Ratio exceeds 2.25 to 1.

                  (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries may Incur any or all of the following
Indebtedness:

                  (1) Indebtedness Incurred pursuant to the Senior Credit Facility and Guarantees of Indebtedness Incurred pursuant to the Senior Credit Facility; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed the sum of (i) the greater of (x) $40.0 million less the amount of Net Available Cash from Asset Dispositions used to permanently reduce Indebtedness under the Senior Credit Facility and (y) 20% of the net book value of the accounts receivable of the Company and its Restricted Subsidiaries, determined in accordance with GAAP and 20% of the net book value of the inventory of the Company and its Restricted Subsidiaries, determined in accordance with GAAP, (ii) Cash Management Obligations owing to the Administrative Agent, the Lenders or their respective Affiliates, and
         (iii) the amount by which the U.S. dollar equivalent of the principal amount of the loans and letters of credit under the Senior Credit Facility exceeds the amount allowed under the foregoing clauses (i) and
         (ii) as a result of currency fluctuations;

                  (2) Indebtedness represented by (i) the Notes issued in the Offering (and the Exchange Notes), and (ii) Indebtedness represented by the Note Guarantees;

                  (3) Indebtedness pursuant to agreements as in effect on the Issue Date (other than Indebtedness described in clause (1) of this Section 4.3(b)), including without limitation the New Third Lien Notes and the Fourth Lien Term Loan;

                  (4) Indebtedness of the Company owed to and held by a Wholly Owned Subsidiary or Indebtedness of a Wholly Owned Subsidiary owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that (i) any such Indebtedness of the Company or any Subsidiary Guarantor shall be unsecured and subordinated to the Notes and (ii) any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

                  (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (2), (3) or this clause (5) of this Section 4.3(b);

                  (6) Indebtedness in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds entered into by the Company or a Restricted Subsidiary in the ordinary course of business (in each case other than an obligation for borrowed money);

                  (7) Hedging Obligations consisting of Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation; provided, however, that, in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

                  (8) Purchase Money Indebtedness and Capital Lease Obligations Incurred to finance the acquisition or improvement by the Company or a Restricted Subsidiary of any assets in the ordinary course of business and which do not exceed $3.0 million in the aggregate at any time outstanding;

                  (9) Indebtedness Incurred in respect of letters of credit in an aggregate principal amount not to exceed $5 million, plus the amount by which the U.S. dollar equivalent of the principal amount of such letters of credit exceeds $5 million as a result of currency fluctuations;

                  (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of Incurrence;

                  (11) Indebtedness Incurred after the Issue Date representing interest paid-in-kind;

                  (12) Indebtedness of Foreign Restricted Subsidiaries of the Company, in an aggregate principal amount not to exceed $5.0 million at any time outstanding; or

                  (13) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (12) above or Section 4.3(a)), does not exceed $10.0 million.

                  (c)      For purposes of determining compliance with this
Section 4.3, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.3(b), the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in Section 4.3(b) and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described in Section 4.3(b).

                  SECTION 4.4       Limitation on Restricted Payments.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

                  (1) a Default or an Event of Default shall have occurred and be continuing (or would result therefrom);

                  (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.3(a); or

                  (3) the aggregate amount of such Restricted Payment together with all other Restricted Payments (the amount of any payments made in property other than cash to be valued at the fair market value of such property, as determined in good faith by the Board of Directors) declared or made since the Issue Date would exceed the sum of:

                           (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the Issue Date to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which financial statements of the Company are available (or, in case such Consolidated Net Income accrued during such period (treated as one accounting period) shall be a deficit, minus 100% of such deficit);

                           (B) the aggregate Net Cash Proceeds received subsequent to the Issue Date by the Company from the issuance or sale of (i) its Capital Stock (other than Disqualified Stock or the issuance or sale of Capital Stock to a Subsidiary of the Company) or (ii) the Capital Stock of a Restricted Subsidiary pursuant to a Qualified TIPS Transaction (other than any issuance or sale to a Subsidiary of the Company);

                           (C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

                           (D) an amount equal to the sum of the net reduction in Investments resulting from repayments of loans or advances or other transfers of assets subsequent to the Issue Date, in each case to the Company or any Restricted Subsidiary; provided, however, that the foregoing amount shall not exceed the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

                  (b)      The provisions of Section 4.4(a) shall not prohibit:

                  (i) any purchase or redemption of Capital Stock, Subordinated Obligations, the Third Term Lien Note or the New Third Lien Note of the Company or any Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company); provided, however, that

                           (A) such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments; and

                           (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause
                  (3)(B) of paragraph (a) above;

                  (ii) any purchase or redemption of (A) Subordinated Obligations of the Company made in exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company which is permitted to be Incurred pursuant to Section 4.3(b) and (c) or (B) Subordinated Obligations of a Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of such Restricted Subsidiary or the Company which is permitted to be Incurred pursuant to Section 4.3(b) and (c); provided, however, that such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments;

                  (iii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of the New Third Lien Note or Fourth Lien Term Loan made in exchange for, or out of the proceeds of the substantially concurrent sale of Indebtedness constituting Refinancing Indebtedness which is permitted to be Incurred pursuant to
         Section 4.3(b)(5); provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded from the calculation of the amount of Restricted Payments;

                  (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.4; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or would result therefrom); provided, further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                  (v) any purchase or redemption or other retirement for value of Capital Stock of the Company required pursuant to any shareholders agreement, management agreement or employee stock option agreement in accordance with the provisions of any such arrangement in an amount not to exceed $1.5 million in the aggregate; provided, however, that at the time of such purchase or redemption, no other Default shall have occurred and be continuing (or would result therefrom); provided, further, however, that such purchase or redemption shall be included in the amount of Restricted Payments;

                  (vi) Guarantees by the Company or any Restricted Subsidiary of Indebtedness Incurred by the Company or a Restricted Subsidiary, provided, however, that at the time such Guarantee is Incurred it would be permitted under Section 4.3 hereof; provided, further, however, that such Guarantee shall be excluded from the amount of Restricted Payments;

                  (vii) any purchase or redemption of the Company's 11 3/8% Senior Subordinated Notes due 2008; provided, however, that the aggregate purchase price of all such purchases and redemptions shall not exceed $10.0 million; or

                  (viii) if no Default or Event of Default will have occurred and be continuing, Restricted Payments (in addition to those permitted by clauses (i) through (vii) above) in an aggregate amount not to exceed $5.0 million subsequent to the Issue Date.

                  SECTION 4.5 Limitation on Restrictions on Distributions from Restricted Subsidiaries.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary: (a) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) to make any loans or advances to the Company or (c) to transfer any of its property or assets to the Company, except:

                  (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

                  (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary which was entered into on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

                  (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 4.5 (or effecting a Refinancing of such Refinancing Indebtedness pursuant to this clause (iii)) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section 4.5 or this clause
         (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no more restrictive in any material respect than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements;

                  (iv) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

                  (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

                  (vi) any restriction with respect to (x) a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary or (y) an asset of a Restricted Subsidiary pursuant to an agreement entered into for the sale or disposition of such asset, in each case pending the closing of such sale or disposition;

                  (vii)    any restriction imposed by applicable law; and

                  (viii) any encumbrance or restriction with respect to a Foreign Restricted Subsidiary which is contained in agreements evidencing Indebtedness permitted under Section 4.3 hereof and which encumbrance or restriction is customary in agreements of such type.

                  SECTION 4.6       Limitation on Sales of Assets and Subsidiary
Stock.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Disposition unless:

                  (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and

                  (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents, provided, however, that this clause (ii) shall not apply if the Company or a Restricted Subsidiary is disposing of assets in exchange for Additional Assets.

For the purposes of this Section 4.6, the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition is deemed to be cash.

         With respect to any Asset Disposition occurring on or after the Issue Date from which the Company or any Restricted Subsidiary receives Net Available Cash, the Company or such Restricted Subsidiary shall:

                  (i) within 365 days after the date such Net Available Cash is received and to the extent the Company or such Restricted Subsidiary elects to

                           (A) apply an amount equal to such Net Available Cash to prepay, repay, purchase or legally defease Applicable Indebtedness of the Company or such Restricted Subsidiary, in each case owing to a Person other than the Company or any Affiliate of the Company, or

                           (B) invest an equal amount, or the amount not so applied pursuant to clause (A), in Additional Assets (including by means of an Investment in Additional Assets by a Subsidiary Guarantor with Net Available Cash received by the Company or another Subsidiary Guarantor); and

                  (ii) apply such excess Net Available Cash (to the extent not applied pursuant to clause (i)) as provided in the following paragraphs of this Section 4.6; provided, however, that in connection with any prepayment, repayment or purchase of Applicable Indebtedness pursuant to clause (A) above (other than the repayment of Applicable Indebtedness Incurred under the Senior Credit Facility to fund the purchase of an asset which is sold by the Company within 180 days of its purchase pursuant to a Sale/Leaseback Transaction), the Company or such Restricted Subsidiary shall retire such Applicable Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

The amount of Net Available Cash required to be applied pursuant to clause (ii) above and not theretofore so applied shall constitute "Excess Proceeds." Pending application of Net Available Cash pursuant to this provision, such Net Available Cash shall be invested in Temporary Cash Investments. Notwithstanding the foregoing, the Company may use Excess Proceeds to acquire Notes through open market or privately negotiated purchases, and Excess Proceeds at any time will be reduced by the principal amount of Notes acquired (and surrendered to the Trustee for cancellation) by the Company and its Restricted Subsidiaries through open market or privately negotiated purchases on or after the date of the applicable Asset Disposition.

                  If at any time the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $3 million, the Company shall, not later than 30 days after the end of the period during which the Company is required to apply such Excess Proceeds pursuant to clause (i) of the immediately preceding paragraph of this Section 4.6(a) (or, if the Company so elects, at any time within such period), make an offer (an "Excess Proceeds Offer") to purchase from the Holders of Notes and Applicable Pari Passu Indebtedness (determined on a pro rata basis according to the accreted value or aggregate principal amount, as the case may be, of the Notes and the Applicable Pari Passu Indebtedness) in an amount equal to the Excess Proceeds (rounded down to the nearest multiple of $1,000) on such date, at a purchase price equal to 100% of the principal amount of such Notes, plus, in each case, accrued and unpaid interest and Additional Amounts, if any, to the date of purchase (the "Excess Proceeds Payment"). Upon completion of an Excess Proceeds Offer the amount of Excess Proceeds remaining after application pursuant to such Excess Proceeds Offer, (including payment of the purchase price for Notes duly tendered) may be used by the Company for any corporate purpose (to the extent not otherwise prohibited by this Indenture).

                  Any repurchase of Notes pursuant to an Excess Proceeds Offer shall include both U.S. Notes and U.K. Notes on a pro rata basis based upon the aggregate principal amount of the Notes outstanding at the time of such repurchase, unless a Change of Control of MSXI Limited has occurred.

                  The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations thereunder in the event that such Excess Proceeds are received by the Company under this Section 4.6 and the Company is required to repurchase Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.6, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.6 by virtue thereof.

                  SECTION 4.7       Limitation on Affiliate Transactions.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof:

                  (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

                  (2) If such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments in an amount in excess of $1.0 million (i) are set forth in writing and (ii) comply with clause (1) of this Section 4.7(a);

                  (3) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments in an amount in excess of $2.5 million in any one year, (i) are set forth in writing,
         (ii) comply with clause (2) of this Section 4.7(a) and (iii) have been approved by a majority of the disinterested members of the Board of Directors; and

                  (4) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments in an amount in excess of $10.0 million in any one year, (i) comply with clause (3) of this Section 4.7(a) and (ii) have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

                  (b) The provisions of the foregoing paragraph (a) shall not prohibit:

                  (i) any Restricted Payment permitted to be paid pursuant to Section 4.4;

                  (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business and approved by the Board of Directors;

                  (iii) the grant of stock options or similar rights to employees and directors of the Company in the ordinary course of business and pursuant to plans approved by the Board of Directors;

                  (iv) loans or advances to employees of the Company or its Subsidiaries, provided, however, the aggregate amount of such loans or advances made after the Issue Date and outstanding at any one time shall not exceed $1.5 million;

                  (v) fees, compensation or employee benefit arrangements paid to and indemnity provided for the benefit of directors, officers or employees of the Company or any Subsidiary in the ordinary course of business;

                  (vi) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries in the ordinary course of business (so long as the other stockholders of any participating Restricted Subsidiaries which are not Wholly Owned Subsidiaries are not themselves Affiliates of the Company); or

                  (vii) Existing Affiliate Agreements, including amendments thereto or replacements thereof entered into after the Issue Date, provided, however, that the terms of any such amendment or replacement are at least as favorable to the Company as those that could be obtained at the time of such amendment or replacement in arm's-length dealings with a Person which is not an Affiliate.

If the Company or any Restricted Subsidiary has complied with all of the provisions in paragraph (a) of this Section 4.7 other than clause (4)(ii) thereof, such paragraph shall not prohibit the Company or any Restricted Subsidiary from entering into Affiliate Transactions pursuant to which the Company or any Restricted Subsidiary renders services in the ordinary course of business to CVC or to Affiliates of CVC.

                  SECTION 4.8 Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries.

                  The Company shall not (i) sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary (other than pledges of Capital Stock securing the Senior Credit Facility, the New Third Lien Notes or the Fourth Lien Term Loan) or (ii) permit any Restricted

Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock other than (A) to the Company or a Restricted Subsidiary, (B) directors' qualifying shares and shares owned by foreign shareholders, to the extent required by applicable local laws in foreign countries, (C) pursuant to a Qualified TIPS Transaction, (D) the disposition of shares of a Foreign Restricted Subsidiary that is the subject of a Permitted Foreign Transaction or (E) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Subsidiary. The proceeds of any sale of such Capital Stock permitted hereby (other than any Capital Stock received by the Company and its Restricted Subsidiaries in connection with a Permitted Foreign Transaction) will be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with
Section 4.6.

                  SECTION 4.9       Limitation on Liens.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (other than Permitted Liens) of any nature whatsoever on any property of the Company or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired.

                  SECTION 4.10 Designation of Restricted and Unrestricted Subsidiaries.

                  The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if:

                  (a) the Subsidiary to be so designated (the "Designee") does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary (other than a direct or indirect Subsidiary of the Designee, provided, however, that any such direct or indirect Subsidiary of the Designee shall otherwise comply with clauses (a) through (f) of this Section 4.10);

                  (b) the Subsidiary to be so designated is not obligated under any Indebtedness, Lien or other obligation that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of the Company or of any Subsidiary (other than the Designee or a Subsidiary of the Designee that is an Unrestricted Subsidiary);

                  (c) the Company certifies that such designation complies with Section 4.4;

                  (d) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly all or substantially all of the business of the Company and its Subsidiaries;

                  (e) such Subsidiary does not directly or indirectly, own any Indebtedness of or Capital Stock in, and has no Investments in, the Company or any Restricted Subsidiary; and

                  (f) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Capital Stock or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results.

If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date. For purposes of making any such designation, all outstanding Investments by the Company and its Restricted

Subsidiaries (except to the extent repaid in cash) in the Subsidiary will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under clause (a)(3) of Section 4.4. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                  Any such designation or redesignation pursuant to this Section
4.10 by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate (a) certifying that such designation or redesignation complies with the foregoing provisions and (b) giving the effective date of such designation or redesignation, such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year). Unless designated as an Unrestricted Subsidiary as provided in this Section 4.10, each Subsidiary of the Company shall be a Restricted Subsidiary. Except as provided in this Section 4.10, no Restricted Subsidiary shall be redesignated as an Unrestricted Subsidiary.

                  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, if immediately after giving pro forma effect to such designation (a) the Company could Incur $1.00 of additional Indebtedness under Section 4.3(a) and (b) no Default shall have occurred and be continuing or would result therefrom.

                  SECTION 4.11      Change of Control.

                  (a) Upon the occurrence of a Change of Control of the Company, each Holder shall have the right to require that the Issuers repurchase all or a portion of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the provisions of this
Section 4.11. Any such repurchase of the Notes shall include both U.S. Notes and U.K. Notes on a pro rata basis based upon the aggregate principal amount of the Notes outstanding at the time of such repurchase, unless a Change of Control of MSXI Limited has occurred.

                  (b) Upon the occurrence of the Change of Control of MSXI Limited, MSXI Limited may, at its option at any time, redeem the U.K Notes in whole, and not in part, at the optional redemption prices specified in (i)
Section 3.1(a) for redemptions prior to August 1, 2005 and (ii) the first paragraph of Section 3.1(b) for redemptions on or after August 1, 2005. If MSXI Limited has not delivered a notice of redemption within 30 days following a Change of Control of MSXI Limited, each Holder of a U.K. Note shall have the right to require that MSXI Limited repurchase all or a portion of such Holder's U.K. Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the next paragraph; provided that at any time prior to the consummation of the offer to purchase required by MSXI Limited in accordance with the next paragraph, MSXI Limited may deliver an optional redemption notice to redeem all of the U.K. Notes in lieu of completing such offer to purchase.

                  Within 30 days following any Change of Control of the Company, the Company shall, and within 30 days following any Change of Control of MSXI Limited, MSXI Limited shall, mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Issuers or MSXI Limited, as applicable, to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount outstanding at the repurchase date plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts and relevant financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Issuers, consistent with this Section 4.11, that a Holder must follow in order to have its Notes repurchased.

                  Holders electing to have a Note purchased will be required to surrender the Note, together with all necessary endorsements and other appropriate materials duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder as to which such notice of withdrawal is being submitted and a statement that such Holder is withdrawing his election to have such Note purchased.

                  On the purchase date, all Notes purchased by the Company under this Section 4.11 shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                  The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to Section
4.11. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 4.11, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.11 by virtue thereof.

                  SECTION 4.12      Compliance Certificate.

                  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company a certificate signed by the principal executive, financial or accounting officer of the Company, stating that to the best of such Officer's actual knowledge, no breach of covenant or other obligations or any Default occurred during such year, if the signers know of any breach of covenant or other obligation or any Default that occurred during such period, and if the Company shall not be in compliance with all conditions and covenants under this Indenture, specifying such noncompliance and the nature and status thereof.

                  SECTION 4.13      Further Instruments and Acts.

                  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 4.14      Payment of Taxes and Other Claims.

                  The Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon its or its Subsidiaries' income, profits or property; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts adequate reserves have been made in accordance with GAAP.

                  SECTION 4.15      Additional Subsidiary Guarantees.

                  If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Domestic Subsidiary that is not a Subsidiary Guarantor but becomes a Domestic Restricted Subsidiary as a result of such transaction, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Domestic Subsidiary that is not a Subsidiary Guarantor but becomes a Domestic Restricted Subsidiary as a result of such transaction, then such transferee or acquired or other Subsidiary shall:

                  (1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee on a senior secured basis all of the Company's obligations under the Notes and this Indenture on the terms set forth in this Indenture;

                  (2) (a) execute and deliver to the Collateral Agent such amendments to the Collateral Agreements as the Collateral Agent reasonably determines to be necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Holders, a perfected first priority security interest (subject to Liens securing the Senior Credit Facility) in the Capital Stock of such new Domestic Restricted Subsidiary and any debt securities of such new Domestic Restricted Subsidiary, subject to Permitted Liens, which are owned by the Company or such new Domestic Restricted Subsidiary and required to be pledged pursuant to the Security Agreement, and (b) subject to the terms of the Intercreditor Agreement, deliver to the Collateral Agent any certificates representing such Capital Stock and debt securities, together with (i) in the case of such Capital Stock, undated stock powers or instruments of transfer, as applicable, endorsed in blank, and (ii) in the case of such debt securities, endorsed in blank, in each case executed and delivered by an Officer of the Company or such Subsidiary, as the case may be;

                  (3) cause such new Domestic Restricted Subsidiary to take such other actions necessary to grant to the Collateral Agent for the benefit of the Holders a perfected first priority security interest in the personal property of such new Domestic Restricted Subsidiary to the extent required pursuant to the terms of the Collateral Agreements and the Intercreditor Agreement, subject to the Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law;

                  (4) take such further action and execute and deliver such other documents specified in this Indenture to effectuate the foregoing; and

                  (5) deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Domestic Restricted Subsidiary and such other opinions regarding the perfection of such Liens in the Collateral of or consisting of the Capital Stock of such Domestic Restricted Subsidiary as provided for in this Indenture.

Thereafter, such Domestic Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture.

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

                  SECTION 4.16      Maintenance of Office or Agency.

                  The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office or agency of the Trustee, Registrar or co-Registrar) as required pursuant to Section 2.3, where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee's office in New York City as set forth in Section 12.2.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby initially designates the Trustee's office in New York City as set forth in Section 12.2 as an agency of the Company in accordance with Section 2.3.

                  SECTION 4.17      Corporate Existence.

                  Subject to Article 5 and Section 4.6, the Company shall do or cause to be done, at its own cost and expense, all things necessary to, and will cause each of its Restricted Subsidiaries to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Restricted Subsidiaries; provided, however, that the Company or any of its Restricted Subsidiaries shall not be required to preserve any such rights, licenses or franchises if the Board of Directors shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries, taken as a whole.

                  SECTION 4.18      Impairment of Security Interest.

                  Subject to the Intercreditor Agreement, neither the Company nor any of its Subsidiary Guarantors will take or omit to take any action which would adversely affect or impair the Liens in favor of the Collateral Agent, on behalf of itself, the Trustee and the Holders of the Notes, with respect to the Collateral. Neither the Company nor any of its Restricted Subsidiaries shall grant to any Person, or permit any Person to retain (other than the Collateral Agent or a sub-Collateral Agent), any interest whatsoever in the Collateral other than Permitted Liens. Neither the Company nor any of its Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Notes, the Intercreditor Agreement and the Collateral Agreements (including, without limitation, the Intercreditor Agreement). The Company shall, and shall cause each Subsidiary Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements. The Company shall, and shall cause each Restricted Subsidiary to, at their sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Collateral Agreements at such times and at such places as necessary.

                  SECTION 4.19      Real Estate Mortgages and Filings.

                  With respect to any real property other than a leasehold (individually and collectively, the "Premises") acquired by the Company or any Domestic Restricted Subsidiary after the Issue Date with a Fair Market Value of greater than $1.0 million on the date of acquisition:

                  (1) the Company shall deliver to the Collateral Agent, as mortgagee, fully executed counterparts of Mortgages, each dated as of the date of acquisition of such property, duly executed by the Company or the applicable Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

                  (2) the Collateral Agent shall have received mortgagee's title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders in amounts and in form and substance and issued by insurers reasonably acceptable to the Collateral Agent, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens, and such policies shall also include, to the extent available, a revolving credit endorsement and such other endorsements as necessary and shall be accompanied by evidence of the payment in full of all premiums thereon; and

                  (3) the Company shall deliver to the Collateral Agent, with respect to each of the covered Premises, filings, surveys, local counsel opinions and fixture filings, along with such other documents, instruments, certificates and agreements as the Collateral Agent and its counsel shall reasonably request.

                  SECTION 4.20      Waiver of Stay, Extension or Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 4.21      Additional Interest Notice.

                  In the event that the Issuers are required to pay Additional Interest to Holders pursuant to the Registration Rights Agreement, the Issuers will provide written notice ("Additional Interest Notice") to the Trustee of its obligation to pay Additional Interest no later than fifteen days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Issuers on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

                  SECTION 4.22      Limitation on Capital Expenditures.

                  The aggregate amount of Capital Expenditures made by the Company and its Restricted Subsidiaries in any fiscal year shall not exceed (x) $15.0 million and (y) up to $5 million of amounts available for Capital Expenditures not used by the Company and its Restricted Subsidiaries in the immediately preceding fiscal year.

                  SECTION 4.23      Excess Cash Flow Offer.

                  Within 90 days after the end of each fiscal year (beginning with the fiscal year ending January 2, 2005), the Issuers will make an offer to all Holders to purchase the maximum principal amount of Notes that may be purchased with 50% of Excess Cash Flow for such fiscal year (the "Excess Cash Flow Offer Amount"), at a purchase price in cash equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest and Additional Interest, if any, to the date of such purchase; provided, however, the Excess Cash Flow Offer Amount shall be reduced by the aggregate principal amount of Notes purchased by the Issuers in the open market completed prior to the date of such Excess Cash Flow offer. Each Excess Cash Flow offer shall remain open for a period of 20 Business Days, unless a longer period is required by law. If the aggregate amount of Notes tendered pursuant to any Excess Cash Flow offer is less than the Excess Cash Flow Offer Amount, the Issuers may, subject to the other provisions of this Indenture, use any such Excess Cash Flow for general corporate purposes. Upon receiving notice of the Excess Cash Flow offer, Holders may elect to tender their Notes, in whole or in part, in integral multiples of $1,000 principal amount in exchange for cash. Any such repurchase of the Notes shall include both U.S. Notes and U.K. Notes on a pro rata basis based upon the aggregate principal amount of the Notes outstanding at the time of such repurchase, unless a Change of Control of MSXI Limited has occurred.

                  Within 20 Business Days prior to the required purchase date, the Issuers shall mail an offer to each Holder, with a copy to the Trustee, which offer will govern the terms of the Excess Cash Flow offer and will state,
(1) the purchase price; (2) the purchase date, (3) that the Issuers are making an Excess Cash Flow offer; (4) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new
Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

                  The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of the Notes pursuant to this
Section 4.23. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.23, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.23 by virtue thereof.

                  Notwithstanding anything in this Section 4.23, the repurchase of the Notes by the Issuers under this Section 4.23 shall not be required if it would breach any covenant under the Credit Agreement and shall be limited to amounts as provided under the Credit Agreement.

                  SECTION 4.24      Additional Amounts.

                  All payments by MSXI Limited and any Guarantor in respect of the U.K. Notes shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature, including penalties, interest and any other liabilities related thereto ("Taxes"), imposed or levied by or on behalf of the United Kingdom or any relevant jurisdiction or any political subdivision or authority thereof or therein having power to tax, unless MSXI Limited is compelled by law to deduct or withhold such taxes, duties, assessments or other governmental charges. In such event, MSXI Limited or such Guarantor shall pay such additional amounts ("Additional Amounts") as may be necessary to ensure that the net amounts received by the Holders of the U.K. Notes after such withholding or deduction shall equal the amounts of such payments that would have been receivable in respect of the U.K. Notes in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable in respect of any U.K. Note (i) presented for payment of principal more than 60 days after the later of
(x) the date on which such payment first became due and (y) if the full amount payable has not been received in New York City by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders by the Trustee, except to the extent that the Holders would have been entitled to such Additional Amounts on presenting such U.K. Note for payment on the last day of the applicable 60 day period, (ii) if any tax, assessment or other governmental charge is imposed or withheld by reason of the failure to comply by the Holder or, if different, the beneficial owner of the interest payable on the U.K. Note with a timely request of MSXI Limited addressed to such Holder or beneficial owner to complete and return an official document concerning the nationality, residence, identity or connection with the United Kingdom or any relevant jurisdiction of such Holder or beneficial owner which is required or imposed by a statute, treaty, regulation or administrative practice of the United Kingdom or any relevant jurisdiction as a precondition to exemption from all or part of such tax, assessment or governmental charge and provided that the request to so comply is made in writing and delivered to such Holder or beneficial owner, as applicable, not later than 60 days prior to the date by which the delivery of such official document is required, (iii) held by or on behalf of a Holder who is liable for Taxes giving rise to such Additional Amounts in respect of such U.K. Note by reason of having some connection with the United Kingdom or any relevant jurisdiction (or any political subdivision or authority thereof) other than the mere purchase, holding or disposition of any U.K. Note, or the receipt of principal or interest in respect thereof, including, without limitation, such Holder being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein, (iv) where such withholding or deduction is imposed on a payment to an individual who is resident for tax purposes in a jurisdiction which is a member state of the European Union (whether such payment is made through a paying agent or otherwise) and is required to be made pursuant to European Union Directive 2003/48/EC of 3 June 2003 on the taxation of savings or any law implementing or complying with, or introduced in order to conform to such Directive. and any combination of (i), (ii), (iii), or (iv) nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, any U.K. Note to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor or beneficial owner would not have been entitled to any Additional Amounts had such beneficiary or settlor or beneficial owner been the Holder. MSXI Limited or such Guarantor will also (a) make such withholding or deduction compelled by applicable law and (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. MSXI Limited or such Guarantor will furnish copies of such receipts evidencing the payment of any Taxes so deducted or withheld in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to MSXI Limited or such Guarantor to the Trustee within 60 days after the date of receipt of such evidence. The Trustee will make such evidence available to the Holders of U.K. Notes upon request.

                  All references herein and in this Indenture or the U.K. Notes to the principal of or interest on a U.K. Note shall be deemed to include, without duplication, any Additional Amounts payable in connection therewith.

                  MSXI Limited will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of the U.K. Notes or any other document or instrument referred to in this Indenture or U.K. Notes.

                  SECTION 4.25      Limitation on Transfer of Accounts
Receivable.

                  MSXI Limited shall not be permitted to transfer its Charged Assets to any Subsidiaries that are not Subsidiary Guarantors.

                                    ARTICLE 5

                                SUCCESSOR COMPANY

                  SECTION 5.1       Merger and Consolidation.

                  The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, (a) by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture and (b) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent), executed and delivered to the Trustee, all obligations of the Company under the Collateral Agreements, and shall cause such amendments, supplements or other instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the surviving entity, together with such financing statements as may be required to perfect any security interest in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;

                  (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (iii) except in the case of a merger the sole purpose of which is to change the Company's jurisdiction of incorporation, immediately after giving effect to such transaction on a pro forma basis, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.3(a);

                  (iv) immediately after giving effect to such transaction on a pro forma basis, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

                  (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

Notwithstanding the foregoing clauses (ii), (iii) and (iv) of this Section 5.1, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or another Restricted Subsidiary.

                  The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

                  The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person (other than the Company or a Wholly Owned Subsidiary), unless:

                  (i) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not such Subsidiary) shall expressly assume (a) by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of the Subsidiary Guarantor under the Guarantee and (b) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent) executed and delivered to the Trustee and the Collateral Agent, all obligations of the Subsidiary Guarantor under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created thereunder on the Collateral owned by or transferred to the surviving entity;

                  (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

                  (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee agreement comply with this Indenture.

The provisions of clauses (i) and (iii) above shall not apply to any transactions which constitute an Asset Disposition if the Company has complied with the applicable provisions of Section 4.6.

                  The Company shall not permit MSXI Limited to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person (other than the Company or a Wholly Owned Subsidiary), unless:

                  (i) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a company incorporated under the laws of England and Wales and the Successor Company (if not such Subsidiary) shall expressly assume (a) by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of MSXI Limited under the U.K. Notes and this Indenture and (b) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent) executed and delivered to the Trustee and the Collateral Agent, all obligations of MSXI Limited under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to

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         perfect or continue the perfection of the Lien created thereunder on the Collateral owned by or transferred to the surviving entity;

                  (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

                  (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplementary indenture (if any) comply with this Indenture.

The provisions of clauses (i) and (iii) above shall not apply to any transactions which constitute an Asset Disposition if the Company has complied with the applicable provisions of Section 4.6.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

                  SECTION 6.1       Events of Default.

                  An "Event of Default" occurs if:

                  (i) the Issuers default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

                  (ii) the Issuers default in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

                  (iii) the Issuers fail to comply for 60 days after notice with any of their obligations under Section 4.3, 4.4, 4.6 or 5.1 hereof;

                  (iv) the Issuers fail to comply with any of their other agreements contained in this Indenture or in the Collateral Agreements and such failure continues for 60 days after the notice specified below;

                  (v) any Collateral Agreement at any time for any reason ceases to be in full force and effect (except as provided by the terms of the Collateral Agreements and Indenture), or shall cease to be effective in all material respects to give the Collateral Agent the Liens with the priority purported to be created thereby subject to no other Liens except as expressly permitted by the applicable Collateral Agreement;

                  (vi) the Company or any of its Subsidiaries, directly or indirectly, contests in any manner the effectiveness, validity, binding nature, or enforceability of any Collateral Agreement;

                  (vii) the Company or any Restricted Subsidiary of the Company fails to pay any Indebtedness within any applicable grace period after final maturity or acceleration of any such Indebtedness by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million;

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                  (viii)   the Company, MSXI Limited or any Significant
         Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary case;

                           (B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

                           (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

                           (D) makes a general assignment for the benefit of its creditors; or

                           (E) takes any comparable action under any foreign laws relating to insolvency;

                  (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company, MSXI Limited or any Significant Subsidiary of the Company in an involuntary case;

                           (B) appoints a Custodian of the Company, MSXI Limited or any Significant Subsidiary of the Company or for any substantial part of the property of the Company or Significant Subsidiary; or

                           (C) orders the winding up or liquidation of the Company, MSXI Limited or any Significant Subsidiary of the Company;

                  (or any similar relief is granted under any foreign laws) and the order or decree remains unstayed and in effect for 60 days;

                  (x) the rendering of any judgment or decree for the payment of money in excess of $5.0 million against the Company or any Restricted Subsidiary if such judgment or decree remains unpaid and outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 60 days after such judgment or decree thereof; or

                  (xi) a Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee) or a Guarantor denies or disaffirms its obligations under its Note Guarantee and such default continues for 10 days.

         The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, as amended, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

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                  A Default under clause (iii) or (iv) of this Section 6.1 is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes notify the Issuers of the Default and the Issuers do not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Issuers shall deliver to the Trustee, within 15 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (vii) of this Section 6.1 and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (iii), (iv) or (x) of this Section 6.1, its status and what action the Issuers are taking or propose to take with respect thereto.

                  SECTION 6.2       Acceleration.

                  If an Event of Default occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Issuers and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(viii) or (ix) with respect to the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.3       Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are, to the extent permitted by law, cumulative.

                  SECTION 6.4       Waiver of Past Defaults.

                  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may waive any past or existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Note or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

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                  SECTION 6.5       Control by Majority.

                  The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders); provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification from the Holders satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.6       Limitation on Suits.

                  Subject to Section 6.7 hereof, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

                  (3) such Holder offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity reasonably satisfactory to the Trustee; and

                  (5) the Holders of a majority in aggregate principal amount of the Notes then outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                  SECTION 6.7       Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium (if any) or interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.8       Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.1(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor upon the Notes for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

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                  SECTION 6.9       Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuers, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

                  SECTION 6.10      Priorities.

                  If the Trustee collects any money or property pursuant to this
Article 6, it shall pay out the money or property in the following order, subject to applicable law:

                  FIRST: to the Trustee for amounts due under Section 7.7;

                  SECOND: to Holders for amounts due and unpaid on the Notes for principal (including any premium) and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (including any premium) and interest, respectively; and

                  THIRD: to the Issuers.

                  The Trustee may, upon prior written notice to the Issuers, fix a record date and payment date for any payment to Holders pursuant to this
Section 6.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11      Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

                                    ARTICLE 7

                                     TRUSTEE

                  SECTION 7.1       Duties of the Trustee.

                  The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.

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                  (a)      If an Event of Default has occurred and is
         continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (b)      Except during the continuance of an Event of Default:

                  (1) the Trustee need perform only those duties as are specifically set forth in this Indenture, and no covenants or obligations shall be implied in this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1)      this paragraph does not limit the effect of paragraph
         (b) of this Section 7.1;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, 6.4 or 6.5 of this Indenture.

                  (d) No provision of this Indenture or the Collateral Agreements shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1 and Section 7.2 of this Indenture.

                  (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Issuers. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

                  SECTION 7.2       Rights of Trustee.

                  Subject to Section 7.1:

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

                  (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document;

                  (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to Sections 12.4 and 12.5 of this Indenture. The Trustee may conclusively rely upon and shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel;

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture;

                  (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuers, to examine the books, records, and premises of the Issuers, personally or by agent or attorney and to consult with the officers and representatives of the Issuers, including the Issuers' accountants and attorneys at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction;

                  (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

                  (h) Any permissive right or power available to the Trustee under this Indenture shall not be construed to be a mandatory duty or obligation;

                  (i) Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Issuers' covenants in Article 4 hereof;

                  (j) Delivery of reports, information and documents to the Trustee under Section 4.2 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates);

                  (k) Any request or direction of the Company or MSXI Limited mentioned herein shall be sufficiently evidenced by a written request of the Company or MSXI Limited in the form of an

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         Officers' Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (l) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (m) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

                  (n) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

                  (o) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

                  (p) The Trustee may request that the Company or MSXI Limited deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

                  SECTION 7.3       Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers, any Subsidiary of the Company, or their respective Affiliates, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture, and the Trustee is subject to TIA Sections 310(b) and 311.

                  SECTION 7.4       Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture, the Collateral Agreements, the Units or the Notes, and it shall not be accountable for the Issuers' use of the proceeds from the Units, and it shall not be responsible for any statement of the Issuers in this Indenture, the Units or the Notes other than the Trustee's certificate of authentication or any document used in connection with the offer or sale of the Units.

                  SECTION 7.5       Notice of Defaults.

                  If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to the Issuers and each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 90 days after such Default or Event of Default occurs, unless such Default or Event of Default has been cured. Except in the case of a Default

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

or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer, the Trustee may withhold the notice of a Default or an Event of Default if and so long as its Board of Directors, the executive committee or trust committee of directors and/or Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders.

                  SECTION 7.6       Reports by Trustee to Holders.

                  Within 60 days after each August 1, beginning with August 1, 2004, the Trustee shall, to the extent that any of the events described in
Section 313(a) of the TIA occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with Section 313(a) of the TIA. The Trustee also shall comply with Sections 313(b) and (c) of the TIA.

                  A copy of each report at the time of its mailing to Holders shall be mailed to the Issuers and filed with the SEC and each stock exchange or market, if any, on which the Units or the Notes are listed or quoted.

                  The Issuers shall promptly notify the Trustee in writing if the Units or Notes become listed or quoted on any stock exchange or market and the Trustee shall comply with Section 313(d) of the TIA and any delisting thereof.

                  SECTION 7.7       Compensation and Indemnity.

                  The Issuers and the Subsidiary Guarantors shall pay to the Trustee from time to time such compensation for its services in its role as Trustee and Collateral Agent as may be agreed upon in writing for all services rendered by it hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and the Subsidiary Guarantors shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in connection with the performance of its duties under this Indenture, except any such expense as may arise from its negligence, bad faith or willful misconduct in its role as Trustee and gross negligence or willful misconduct in its role as Collateral Agent. Such expenses shall include but not be limited to the reasonable fees and expenses of the Trustee's agents and counsel. The obligations under this Section 7.7 are joint and several obligations of the Issuers and the Subsidiary Guarantors.

                  The Issuers and the Subsidiary Guarantors shall indemnify each of the Trustee (or any predecessor Trustee), and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability, damage, claim or expense (including reasonable fees and expenses of counsel), including taxes (other than taxes based on the income of the Trustee) incurred by them, except for such actions to the extent caused by any negligence, bad faith or willful misconduct in its role as Trustee and gross negligence or willful misconduct in its role as Collateral Agent, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of enforcing this Indenture against the Issuers and the Subsidiary Guarantors (including this Section 7.7) and defending themselves against any claim (whether asserted by any Holder, the Issuers or any Subsidiary Guarantor or any other Person) or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Issuers and the Subsidiary Guarantors promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. At the Trustee's sole discretion, the Issuers shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Issuers shall pay the reasonable fees and expenses of such counsel; provided that the Issuers will not be

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required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Issuers and the Trustee in connection with such defense as reasonably determined by the Trustee. The Issuers need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Issuers need not reimburse any expense (other than attorney fees and expenses for which the Collateral Agent may have liability to the Administrative Agent under
Section 11 of the Intercreditor Agreement) or indemnify against any loss or liability to the extent incurred by the Trustee in its role as Trustee through its negligence, bad faith or willful misconduct and to the extent incurred by the Trustee in its role as Collateral Agent through its gross negligence or willful misconduct.

                  To secure the Company's and the Subsidiary Guarantors' payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, for any amount owing it or any predecessor Trustee except assets or money held in trust to pay principal of or interest on particular Notes.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(viii) of this Indenture occurs, such expenses (including the reasonable charges and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The obligations of the Company and the Subsidiary Guarantors under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

                  SECTION 7.8       Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment, as provided in this Section 7.8.

                  The Trustee may resign by so notifying the Issuers in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuers and the Trustee and may appoint a successor Trustee. The Issuers may remove the Trustee if:

                  (a)      the Trustee fails to comply with Section 7.10;

                  (b)      the Trustee is adjudged bankrupt or insolvent;

                  (c) a receiver or other public officer takes charge of the Trustee or its property; or

                  (d)      the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal

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of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Issuers and the successor Trustee shall mail notice of the successor Trustee's succession to each Holder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction, at the Issuers' expense, for the appointment of a successor Trustee.

                  If the Trustee is no longer eligible under or otherwise fails to comply with Section 7.10, any Holder who satisfies the requirements of TIA
Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  The Issuers shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

                  Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.8, the Company's and the Subsidiary Guarantors' obligations under Section 7.7 of this Indenture shall continue for the benefit of the retiring Trustee.

                  SECTION 7.9       Successor Trustee by Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under this Article 7.

                  SECTION 7.10      Eligibility; Disqualification.

                  (a) This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuers are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA
Section 310 shall apply to the Guarantors, as obligor of the Notes.

                  (b) If the Trustee has or acquires a conflicting interest within the meaning of the TIA, the Trustee will either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

                  SECTION 7.11      Preferential Collection of Claims Against
Issuers.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA

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Section 311(a) to the extent indicated therein. The provisions of TIA Section
311(a) shall apply to the Guarantors, as obligor on the Notes.

                  SECTION 7.12      Trustee as Collateral Agent.

                  References to the Trustee in Sections 7.1(f), 7.2, 7.3, 7.4,
7.7 and 7.8 shall include the Trustee in its role as Collateral Agent.

                  SECTION 7.13 Co-Trustees, co-Collateral Agent and Separate Trustees, Collateral Agent.

                  At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Issuers and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least 25% in principal amount of the Notes outstanding, the Issuers shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Collateral, to act as co-Collateral Agent, jointly with the Collateral Agent, or to act as separate trustees or Collateral Agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.13. If the Issuers does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have power to make such appointment.

                  Should any written instrument from the Issuers be required by any co-trustee, co-Collateral Agent or separate trustee or separate Collateral Agent so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuers.

                  Every co-trustee, co-collateral agent or separate trustee or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

                  (a) The Units and Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

                  (b) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, or by the Collateral Agent and such co-Collateral Agent or separate Collateral Agent, jointly as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to the collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such co-trustee or separate trustee, but solely at the discretion of the Trustee or Collateral Agent, as applicable.

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                  (c)      The Trustee at any time, by an instrument in writing
         executed by it, with the concurrence of the Issuers evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 7.13, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee, co-collateral agent or separate trustee, separate collateral agent without the concurrence of the Issuers. Upon the written request of the Trustee, the Issuers shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee, co-collateral agent or separate trustee, separate collateral agent so resigned or removed may be appointed in the manner provided in this Section 7.13.

                  (d) No co-trustee, co-collateral agent, separate trustee or separate collateral agent hereunder shall be personally liable by reason of any act or omission of the Trustee, the Collateral Agent or any other such trustee or collateral agent hereunder.

                  Any act of Holders delivered to the Trustee or Collateral Agent shall be deemed to have been delivered to each such co-trustee, co-collateral agent, separate trustee and separate collateral agent.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 7. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

                  SECTION 8.1       Discharge of Liability on Notes; Defeasance.

                  (a) When (i) the Issuers deliver to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to
Article 3 hereof, and, in each case of this clause (ii), the Issuers irrevocably deposit or cause to be deposited with the Trustee United States dollars or U.S. Government Obligations sufficient to pay and discharge the entire Indebtedness on the Notes not heretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of deposit (other than Notes replaced pursuant to Section 2.7), and if in either case the Issuers pay all other sums payable hereunder by the Issuers, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers accompanied by an Officers' Certificate from the Issuers that all conditions precedent provided for herein relating to satisfaction and discharge of this Indenture have been complied with and at the cost and expense of the Issuers.

                  (b) Subject to Sections 8.1(c) and 8.2, the Issuers at any time may terminate (i) all of their obligations under the Notes and this Indenture ("legal defeasance option") or (ii) their obligations under Article 4 and the operation of Sections 6.1(iii), 6.1(iv), 6.1(vii), 6.1(viii) and 6.1(ix) (but only with respect to a Significant Subsidiary), 6.1(x) and 5.1(iii) and 5.1(iv) ("covenant defeasance option"). The

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Issuers may exercise their legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Issuers exercise their legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercises their covenant defeasance option, payment of the Notes may not be accelerated due to a failure to comply with Article 5 or the operation of Sections 6.1(iii), 6.1(iv), 6.1(vii), 6.1(viii) and 6.1(ix) (but only with respect to a Significant Subsidiary), or 6.1(x) or because of the failure of the Issuers to comply with 5.1(iii) and 5.1(iv). If the Issuers exercise their legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations under Article 11.

                  Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

                  (c) Notwithstanding clauses (a) and (b) above, the Issuers' obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 7.2, 7.7, 7.8, 8.3,
8.4, 8.5 and 8.6 shall survive until the Notes have been paid in full. Thereafter, the Issuers' obligations in Sections 7.7, 8.4 and 8.5 shall survive.

                  SECTION 8.2       Conditions to Defeasance.

                  The Issuers may exercise their legal defeasance option or their covenant defeasance option only if:

                  (1) the Issuers irrevocably deposit or cause to be deposited in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all outstanding Notes (except Notes replaced pursuant to Section 2.7) to maturity or redemption, as the case may be;

                  (2) the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all outstanding Notes (except Notes replaced pursuant to Section 2.7) to maturity or redemption, as the case may be;

                  (3) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.1(viii) or (ix) with respect to the Issuers occurs which is continuing at the end of the period;

                  (4) the deposit does not result in a breach of, or otherwise constitute a default under any other agreement or investment with respect to any Senior Indebtedness and no default exists under any Indebtedness;

                  (5) the Issuers shall have delivered to the Trustee Opinions of Counsel stating that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel

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         must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law);

                  (6) in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee Opinions of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

                  (7) the Issuers deliver to the Trustee Officers' Certificates and Opinions of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

                  Opinions of Counsel required to be delivered under this
Section 8.2 may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Issuers or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact.

                  Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

                  SECTION 8.3       Application of Trust Money.

                  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent (including the Issuers acting as their own Paying Agent as the Trustee may determine) and in accordance with this Indenture to the payment of principal of and interest on the Notes.

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's written request any money or U.S. Government Obligations held by it as provided in Section 8.2 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would be required to be deposited to effect an equivalent legal defeasance option or covenant defeasance option.

                  SECTION 8.4       Repayment to Issuers.

                  The Trustee and the Paying Agent shall notify the Issuers of any excess money or Notes held by them at any time and shall promptly turn over to the Issuers upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuers for payment as general creditors.

                  SECTION 8.5       Indemnity for Government Obligations.

                  The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest

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received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Notes; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder's account.

                  SECTION 8.6       Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this
Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, (a) if the Issuers have made any payment of interest on or principal of any Notes following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Issuers promptly after receiving a written request therefor at any time, if such reinstatement of the Issuers' obligations has occurred and continues to be in effect.

                                    ARTICLE 9

                                   AMENDMENTS

                  SECTION 9.1       Without Consent of Holders.

                  The Issuers, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

                  (1) to cure any ambiguity, omission, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder;

                  (2) to provide for the assumption of the Issuers' obligations to Holders in the case of a merger, consolidation or similar transaction and otherwise to comply with Article Five;

                  (3) to provide for uncertificated Units and Notes in addition to or in place of certificated Units and Notes; provided, however, that the uncertificated Units and Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Units and Notes are as described in
         Section 163(f)(2)(B) of the Code;

                  (4)      to add Guarantees with respect to the Notes;

                  (5) to release Guarantors when permitted by this Indenture;

                  (6)      to secure the Notes;

                  (7) to add to the covenants of the Issuers for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuers;

                  (8) to make any change that does not adversely affect the rights of any Holder; or

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                  (9)      to comply with any requirements of the SEC in
         connection with qualifying this Indenture under the TIA.

                  After an amendment under this Section 9.1 becomes effective, the Issuers shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1. No amendment may be made to this Section 9.1 that adversely affects the rights of any Holders.

                  SECTION 9.2       With Consent of Holders.

                  The Issuers and the Trustee may amend this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder affected, an amendment may not:

                  (1) reduce the principal amount of Notes whose Holders must consent to an amendment;

                  (2) reduce the rate of or change the time for payment of interest on any Note;

                  (3) reduce the principal of or change the Stated Maturity of any Note or alter the provisions with respect to repurchases or redemptions of the Notes upon a change in control;

                  (4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article 3;

                  (5) make any Note payable in money other than that stated in the Note;

                  (6) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or any Note Guarantee;

                  (7) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions;

                  (8) after the Issuers' obligation to purchase Notes arises hereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control offer or make and consummate an offer with respect to any Asset Disposition that has been consummated or, after such Change of Control has occurred or such Asset Disposition has been consummated, modify any of the provisions or definitions with respect thereto;

                  (9) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Note Guarantee in a manner which adversely affects the Holders; or

                  (10) except as permitted by this Indenture, release all or substantially all of the Collateral.

                  It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

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                  After an amendment under this Section 9.2 becomes effective, the Issuers shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.

                  SECTION 9.3       Compliance with Trust Indenture Act.

                  Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

                  SECTION 9.4       Revocation and Effect of Consents and
Waivers.

                  A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. An amendment or waiver becomes effective once the requisite number of consents are received by the Issuers or the Trustee. After an amendment or waiver becomes effective, it shall bind every Holder.

                  The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through (9) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any holder to receive payment of principal and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

                  SECTION 9.5       Notation on or Exchange of Notes.

                  If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may, and at the written direction of the Issuers shall, place an appropriate notation on the Note regarding the changed terms and return it to the Holder.

                  Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

                  SECTION 9.6       Trustee To Sign Amendments.

                  The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall receive, and (subject to Section 7.1) shall be fully

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protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment complies with the provisions of this Article 9.

                                   ARTICLE 10

                                    SECURITY

                  SECTION 10.1      Grant of Security Interest.

                  To secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, the Company hereby covenants to cause the Collateral Agreements to be executed and delivered concurrently with this Indenture. Subject to the Intercreditor Agreement, the Collateral Agreements shall grant to the Collateral Agent Security Interests in the Collateral and shall be deemed hereby incorporated by reference herein to the same extent and as fully as if set forth in their entirety at this place, and reference is made hereby to each Collateral Agreement for a more complete description of the terms and provisions thereof.

                  Each Holder, by its acceptance of a Note, consents and agrees to the terms of each Collateral Agreement and the Intercreditor Agreement, as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee and the Collateral Agent to enter into the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall, and shall cause each of its Subsidiaries to, do or cause to be done all such actions and things as may be necessary or proper, or as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Trustee and the Collateral Agent the Security Interests in the Collateral contemplated hereby and by the Collateral Agreements, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purpose herein and therein expressed. The Company shall, and shall cause each of its Subsidiaries to take any and all actions required to cause the Collateral Agreements to create and maintain, as security for the Obligations contained in this Indenture and the Notes, valid and enforceable, perfected (except as expressly provided herein, therein or in the Intercreditor Agreement) Security Interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens, in each case, except as expressly provided herein, therein, or in the Intercreditor Agreement.

                  SECTION 10.2      Intercreditor Agreement.

                  This Indenture is subject to the terms, limitations and conditions set forth in the Intercreditor Agreement. Each Holder of a Note, by its acceptance thereof, is deemed to have authorized and instructed the Trustee to enter into the Intercreditor Agreement on its behalf and acknowledges BNY Midwest Trust Company will act as the Collateral Agent for the Holders under the Intercreditor Agreement.

                  SECTION 10.3      Recording and Opinions.

                  (a) The Company shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Security Interests in the Collateral granted by the Collateral Agreements to the extent set forth in such Collateral Agreement, subject to the Intercreditor Agreement.

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The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Collateral Agreements, the Intercreditor Agreement and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

                  (b) The Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), on the Closing Date, at such time as required by TIA Section 314(b), and promptly after the execution and delivery of any other instrument of further assurance or amendment granting, perfecting, protecting, preserving or making effective a security interest pursuant to any Collateral Agreement, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, this Indenture and the Collateral Agreements, financing statements and fixture filings then executed and delivered, as applicable, and all other instruments of further assurance or amendment then executed and delivered have been properly recorded, registered and filed, and all certificates evidencing Pledged Securities pledged to the Trustee and the Holders under the Security Agreement have been, subject to the terms of the Intercreditor Agreement and the Security Agreement delivered and duly endorsed in blank, to the extent necessary to perfect the Security Interests created by this Indenture and the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to such Collateral Agreements and such other instruments, such recording, registering, filing and delivery are the only recordings, registerings, filings and deliveries necessary to perfect such security interest and that no re-recordings, re-registerings, re-filings or re-deliveries are necessary to maintain such perfection, and further stating that all financing statements and continuation statements have been executed and filed, and all such certificates have been delivered, that are necessary fully to preserve and protect the rights of and perfect such security interests of the Holders, the Trustee and the Collateral Agent hereunder and under the Collateral Agreements or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect any Security Interest created under this Indenture, the Notes or any of the Collateral Agreements as intended by this Indenture, the Notes and such Collateral Agreements.

                  (c) Annually, within 30 days after August 1 and beginning with the year 2004, the Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), an Opinion of Counsel, dated as of such date, either (i) stating that: (A) in the opinion of such counsel, action has been taken with respect to the registering, recording, filing, re-recording, re-registering and refiling of financing statements, continuation statements and other documents, and delivery of all certificates, as are then necessary to perfect or continue the perfection of the Security Interests created by the Collateral Agreements, subject to the terms of the Intercreditor Agreement and the Security Agreement and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given; and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed (if necessary) and filed that are necessary as of such date and during the succeeding 24 months fully to maintain, perfect or continue the perfection of such Security Interests under the Collateral Agreements with respect to the Collateral and to maintain, preserve, and protect the rights of the Holders and the Trustee hereunder and under the Collateral Agreements or (ii) stating that, in the opinion of such counsel, no such action is then necessary to perfect or continue the perfection of such Security Interests.

                  SECTION 10.4      Release of Collateral.

                  (a) Subject to the Intercreditor Agreement, neither the Collateral Agent nor the Trustee, in its capacity as Collateral Agent under the Collateral Agreements, shall at any time release Collateral from the Security Interests created by this Indenture and the Collateral Agreements unless such release is in accordance with the provisions of this Indenture, the Intercreditor Agreement and the applicable Collateral Agreements.

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                  (b)      Subject to the Intercreditor Agreements, at any time
when a Default or an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture and the Collateral Agreements shall be effective as against the Holders.

                  (c) The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Agreements or pursuant to the Intercreditor Agreement. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property from the Security Interests created by this Indenture and the Collateral Agreements to be complied with. Any certificate or opinion required by TIA 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. A Person is "independent" if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Company. The Trustee shall be entitled to receive and conclusively rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

                  (d) Notwithstanding anything contained in this Indenture to the contrary, (i) the provisions of Section 10.4(c) of this Indenture will not be applicable to any release or withdrawal of inventory, receivables and cash from the Company's deposit accounts in the ordinary course of the Company's business pursuant to the terms of the Collateral Agreements and (ii) the fair value of inventory, receivables and cash from the Company's deposit accounts released pursuant to this Section 10.4(d) need not be considered in determining whether the aggregate fair value of inventory, receivables and cash from the Company's deposit accounts released in any calendar year exceeds the 10% threshold specified in Section 314(d)(1) of the TIA; provided, that the Company's right to rely on this Section 10.4(d) will be conditioned upon the Company delivering to the Trustee, within 30 calendar days following the end of each six-month period beginning on August 1 and February 1 of any year, an Officers' Certificate to the effect that all such releases and withdrawals of inventory, receivables and cash from the Company's deposit accounts during such six-month period in respect of which the provisions of Section 10.4(c) were not complied with were to make payments or investment in the ordinary course of the company's business, which were not prohibited by this Indenture.

                  SECTION 10.5      Specified Releases of Collateral.

                  (a) The Company shall be entitled to obtain a full release of items of Collateral (the "Released Interests") from the Security Interests created by this Indenture and the Collateral Agreements upon compliance with the conditions precedent set forth in Sections 4.6, 8.1 or 8.2 of this Indenture, the applicable Collateral Agreements and to the extent applicable, the Intercreditor Agreement. So long as no Default or Event of Default exists, upon the request of the Company and the furnishing of each of the items required by Section 10.5(b), the Collateral Agent upon the direction of the Trustee (or the Trustee if acting as Collateral Agent) shall forthwith take all necessary action (at the request of and the expense of the Company, without recourse or warranty and without any representation of any kind), including the delivery of appropriate UCC-3 termination statements (and authorization to file such termination statements) or any other filing required to be made, to release and reconvey to the Company all of the Released Interests, and shall deliver such Released Interests in its possession to the Company and the applicable Guarantors.

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                  (b)      So long as no Default or Event of Default exists, the
Company shall be entitled to obtain a release of, and the Collateral Agent and the Trustee shall release, the Released Interests upon compliance with the condition precedent that the Company shall have satisfied all applicable conditions precedent to any such release set forth in this Indenture, the applicable Collateral Agreements and to the extent applicable, the Intercreditor Agreement and shall have delivered to the Trustee and the Collateral Agent the following, as applicable:

                  (i) in connection with release of Collateral resulting from an Asset Sale under Section 4.6, written notice from the Company requesting the release of Released Interests: (A) describing the proposed Released Interests; (B) specifying the value of such Released Interests on a date within 60 days of such notice (the "Valuation Date"); (C) stating that the purchase price received is at least equal to the Fair Market Value of the Released Interests; (D) stating that the release of such Released Interests will not be expected to interfere with the Collateral Agent's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral; and (E) certifying that such Asset Sale complies with the terms and conditions of this Indenture and the applicable Collateral Agreements with respect thereto;

                  (ii) in connection with release of Collateral resulting from an Asset Sale under Section 4.6, an Officers' Certificate of the Company stating that (A) such Asset Sale covers only the Released Interests and complies with the terms and conditions of this Indenture with respect to Asset Sales; (B) all Net Cash Proceeds from the sale of any of the Released Interests will be applied pursuant to the provisions of this Indenture in respect of Asset Sales; (C) there is no Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale; (D) the release of the Collateral will not result in a Default or Event of Default under this Indenture; and (E) all conditions precedent in this Indenture relating to the release in question have been or will be complied with;

                  (iii) in connection with release of Collateral resulting from an Asset Sale under Section 4.6, the Net Cash Proceeds and other non-cash consideration from the Asset Sale to the extent required to be delivered to the Collateral Agent pursuant to this Indenture;

                  (iv) an Officers' Certificate of the Company and an Opinion of Counsel certifying that all conditions precedent to the release of the Released Interests have been met and that such release complies with the terms and conditions of this Indenture, the applicable Collateral Agreements and to the extent applicable, the Intercreditor Agreement; and

                  (v) all applicable certificates, opinions and other documentation required by the TIA or this Indenture, if any.

                  Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed, without recourse and without representation or warranty of any kind, to the Company, the Released Interests.

                  SECTION 10.6      Form and Sufficiency of Release.

                  In the event that the Company has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company, and the Company requests in writing that the Trustee or the Collateral Agent furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Agreements, the Collateral Agent and the Trustee, in its capacity as

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Collateral Agent under the Collateral Agreements, shall execute, acknowledge and deliver to the Company (in proper form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Agreements.

                  SECTION 10.7      Purchaser Protected.

                  No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

                  SECTION 10.8 Authorization of Actions To Be Taken by the Trustee Under the Collateral Agreements.

                  Subject to the provisions of the applicable Collateral Agreements and the Intercreditor Agreement, (a) the Trustee and the Collateral Agent may, in their sole discretion and without the consent of the Holders, take all actions they deem necessary or appropriate in order to (i) enforce any of the terms of the Collateral Agreements and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder, and (b) the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as they may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Indenture, and suits and proceedings as the Trustee and the Collateral Agent may deem expedient to preserve or protect their interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent). Notwithstanding the foregoing, the Trustee may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement.

                  SECTION 10.9 Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

                  The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Agreements, and to make further distributions of such funds to the Holders in accordance with the provisions of
Section 6.10 and the other provisions of this Indenture.

                  SECTION 10.10 Limitation on Duty of Trustee and Collateral Agent in Respect of Collateral; Indemnification.

                  (a) Beyond the exercise of reasonable care in the custody thereof, the Trustee and the Collateral Agent shall have no duty as to any Collateral in their possession or

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control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee and the Collateral Agent in good faith.

                  (b) The Trustee and the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee and the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee and the Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Security Agreement, the U.K. Deed or the Intercreditor Agreement.

                                   ARTICLE 11

                                   GUARANTEES

                  SECTION 11.1      Guarantees.

                  Each Subsidiary Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and the Collateral Agent and their respective successors and assigns the full and punctual payment of principal of, premium, if any, and interest on the U.S. Notes when due, whether at Stated Maturity, by acceleration or otherwise, and all other obligations of the Company under this Indenture and the U.S. Notes and the Company and each Subsidiary Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and the Collateral Agent and their respective successors and assigns the full and punctual payment of principal of, premium, if any, and interest on the U.K. Notes when due, whether at Stated Maturity, by acceleration or otherwise, and all other obligations of MXSI Limited under this Indenture and the U.K. Notes (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

                  Each Guarantor waives presentation to, demand of, payment from and protest to the Company and MSXI Limited of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure

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of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Guarantor.

                  Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

                  Except as expressly set forth in Sections 8.2, 11.2 and 11.6, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

                  Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, premium, if any, or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

                  Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor's Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this
Section 11.1.

                  Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.1.

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                  SECTION 11.2      Limitation on Liability.

                  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. To effectuate the foregoing intention, the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations hereunder, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal, state or foreign law. Each Guarantor that makes a payment or distribution under a Note Guarantee shall be entitled to a contribution from each other Guarantor in an amount based on the consolidated net worth of each Guarantor.

                  SECTION 11.3      Successors and Assigns.

                  This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 11.4      No Waiver.

                  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this
Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

                  SECTION 11.5      Modification.

                  No modification, amendment or waiver of any provision of this
Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 11.6      Release of Guarantor.

                  A Guarantor may, by execution and delivery to the Trustee of a supplemental indenture satisfactory to the Trustee, be released from its Guarantee upon the sale of all of its Capital Stock, or all or substantially all of the assets of the applicable Guarantor, to any Person that is not a Subsidiary of the Company, if such sale is made in compliance with this Indenture.

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                  SECTION 11.7      Execution of Supplemental Indenture for
Future Subsidiary Guarantors.

                  Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.15 shall, and the Issuers shall cause each such Subsidiary to, promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit F hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article 11 and shall guarantee the Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuers shall deliver to the Trustee Opinions of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

                  SECTION 11.8      Waiver of Stay, Extension or Usury laws.

                  Each Guarantor covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of its Note Guarantee; and each Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 12

                                  MISCELLANEOUS

                  SECTION 12.1      Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If this Indenture excludes any provision of the TIA that is required to be included, such provision shall be deemed included herein.

                  SECTION 12.2      Notices.

                  Any notice or communication shall be in writing and delivered in person, by overnight courier or facsimile (if to the Issuers, with receipt confirmed by an Officer) or mailed by first-class mail addressed as follows:

                  If to the Issuers or any Subsidiary Guarantor:

                  MSX International Inc.
                  22355 West Eleven Mile Road
                  Southfield, MI 48304-4375
                  Attention: Corporate Legal Department

                  If to the Trustee:
                  BNY Midwest Trust Company

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                  2 North LaSalle Street, Suite 1020
                  Chicago, Il 60602
                  Attention: Corporate Trust Department
                  Facsimile: 312-827-8542
                  Telephone: 312-827-8500

                  The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication mailed first class, postage pre-paid to a Holder, including any notice delivered in connection with TIA
Section 310(b), 313(c), 314(a) and 315(b), shall be sent to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA Section 313(c).

                  Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

                  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

                  SECTION 12.3      Communication by Holders with Other Holders.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c). With respect to the disclosure of any information as to the names and addresses of the Holders, the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

                  SECTION 12.4      Certificate and Opinion as to Conditions
Precedent.

                  Except with respect to the issuance of the Initial Units and the Initial Notes on the Issue Date, upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee to the extent required by the TIA or this Indenture:

                  (1) an Officers' Certificate (which in connection with the original issuance of the Notes need only be executed by one Officer for the Issuers) in form and substance reasonably satisfactory to the Trustee stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

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                  (2)      an Opinion of Counsel in form and substance
         reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 12.5      Statements Required in Certificate or
Opinion.

                  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 12.6      When Notes Disregarded.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

                  SECTION 12.7      Rules by Trustee, Paying Agent and
Registrar.

                  The Trustee may make reasonable rules for action by or a meeting of Holders. The Trustee shall provide the Issuers reasonable notice of such rules. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 12.8      Legal Holidays.

                  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 12.9 Governing Law; Appointment of Agent for Service of Process.

                  THIS INDENTURE , THE UNITS AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. MSXI LIMITED HAS IRREVOCABLY APPOINTED THE COMPANY AS

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

ITS AUTHORIZED AGENT UPON WHICH PROCESS MAY BE SERVED IN ANY SUCH SUIT OR PROCEEDING, AND AGREES THAT SERVICE OF PROCESS UPON SUCH AGENT, AND WRITTEN NOTICE OF SAID SERVICE TO MSXI LIMITED, BY THE PERSON SERVING THE SAME TO MSX INTERNATIONAL, INC., 22355 WEST ELEVEN MILE ROAD SOUTHFIELD, MI 48304-4375, SHALL BE DEEMED IN EVERY RESPECT TO EFFECT SERVICE OF PROCESS UPON MSXI LIMITED IN ANY SUCH SUIT OR PROCEEDING.

                  SECTION 12.10     No Recourse Against Others.

                  No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers in this Indenture, or in any of the Notes or because of the creation of any Indebtedness represented hereby and thereby, shall be had against any past, present or future incorporator, stockholder, officer, director, employee or controlling person of the Issuers or any Successor Person thereof. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes.

                  SECTION 12.11     Successors.

                  All agreements of the Company and the Subsidiary Guarantors in this Indenture, the Notes and the Subsidiary Guarantees shall bind their successors. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind their successors.

                  SECTION 12.12     Multiple Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 12.13     Table of Contents; Headings.

                  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  SECTION 12.14     Severability Clause.

                  In case any one or more of the provisions in this Indenture, the Notes or in the Subsidiary Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                  SECTION 12.15     Waiver of Jury Trial.

                  EACH OF THE PARTIES HERETO AND THE HOLDERS (BY THEIR ACCEPTANCE OF A NOTE) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, THE NOTES, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

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

                  SECTION 12.16     Conversion of Currency.

                  The Issuers and the Subsidiary Guarantors covenant and agree that the following provisions shall apply to conversion of currency in the case of the Units, Notes, and this Indenture:

(a) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into any other currency (the "judgment currency") an amount due in U.S. dollars, then the conversion shall be caused by the Issuers and the Subsidiary Guarantors to be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(b) The term "rate(s) of exchange" shall mean the rate at which the Issuers or their agent bank located in the City of New York, as the case may be, are able or would have been able on the relevant date to purchase U.S. dollars with the judgment currency other than U.S. dollars referred to in subsections (a) above and includes any costs of exchange payable to such bank in connection with such exchange.

(c) This is an international financing transaction in which the specification of U.S. dollars and payment in New York, New York, is of the essence, and U.S. dollars shall be the currency of account in all events. The obligation of the Issuers and Subsidiary Guarantors in respect of any sum due from them to any Holder hereunder or under a Note held by such Holder shall, notwithstanding any judgment in a currency other than U.S. dollars, be discharged only to the extent that on the Business Day following receipt by such Holder of any sum adjudged to be so due in such other currency such Holder purchases U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Holder in U.S. dollars, the Company and Subsidiary Guarantors with respect to the U.S. Notes, and MSXI Limited and the Guarantors with respect to the U.K. Notes, agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Holder against such loss, and if the U.S. dollars so purchased exceed the sum originally due to any Holder in U.S. dollars, such Holder agrees to remit to the Issuers such excess.

                  SECTION 12.17     Consent to Jurisdiction.

                  Each of the parties hereto and (by their acceptance of the Units and the Notes) the Holders irrevocably consents to the jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, New York, United States, and any appellate court from any thereof and each of the parties hereto submits to the jurisdiction of their respective corporate domiciles only in respect of any actions or proceedings brought against them hereunder, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with this Indenture, the Units or the Notes. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Units or the Notes in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. Additionally, each of the parties hereby waives the right to trial by jury and to assert counterclaim in any such proceedings. Each of the parties hereto hereby agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any court of the jurisdiction to which the Issuers or such judgment Guarantor, as the case may be, is subject by a suit upon such judgment; provided that service of process is effected upon such party in the manner provided by this Indenture.

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

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                            MSX INTERNATIONAL, INC.

                            By: /s/ Frederick K. Minturn
                                ------------------------------------------------
                                Name:  Frederick K. Minturn
                                Title: Vice President

                            MSX INTERNATIONAL LIMITED

                            By: /s/ Frederick K. Minturn
                                ------------------------------------------------
                                Name:  Frederick K. Minturn
                                Title: Director

                            BNY MIDWEST TRUST COMPANY,
                             as Trustee

                            By: /s/ Roxane Ellwanger
                                ------------------------------------------------
                                Name:  Roxane Ellwanger
                                Title: Assistant Vice President

                            BNY MIDWEST TRUST COMPANY,
                              as Collateral Agent

                            By: /s/ Roxane Ellwanger
                                ------------------------------------------------
                                Name:  Roxane Ellwanger
                                Title: Assistant Vice President

                            MSX INTERNATIONAL (HOLDINGS), INC.

                            By: /s/ Frederick K. Minturn
                                ------------------------------------------------
                                Name:  Frederick K. Minturn
                                Title: Vice President

                            MSX INTERNATIONAL SERVICES (HOLDINGS), INC.

                            By: /s/ Frederick K. Minturn
                                ------------------------------------------------
                                Name:  Frederick K. Minturn
                                Title: Vice President

                            MSX INTERNATIONAL EUROPEAN (HOLDINGS), L.L.C.

                            By: /s/ Frederick K. Minturn
                                ------------------------------------------------
                                Name:  Frederick K. Minturn
                                Title: Vice President

                            MSX INTERNATIONAL DEALERNET SERVICES, INC.

                            By: /s/ Frederick K. Minturn
                                ------------------------------------------------
                                Name:  Frederick K. Minturn
                                Title: Vice President

                            MSX INTERNATIONAL BUSINESS SERVICES, INC.

                            By: /s/ Frederick K. Minturn
                                ------------------------------------------------
                                Name:  Frederick K. Minturn
                                Title: Vice President

                            CREATIVE TECHNOLOGY SERVICES, L.L.C.

                            By: /s/ Frederick K. Minturn
                                ------------------------------------------------
                                Name:  Frederick K. Minturn
                                Title: Vice President

                            MSX INTERNATIONAL TECHNOLOGY SERVICES, INC.

                            By: /s/ Frederick K. Minturn
                                ------------------------------------------------
                                Name:  Frederick K. Minturn
                                Title: Vice President

                            MSX INTERNATIONAL ENGINEERING SERVICES, INC.

                            By: /s/ Frederick K. Minturn
                                ------------------------------------------------
                                Name:  Frederick K. Minturn
                                Title: Vice President

                            INTRANATIONAL COMPUTER CONSULTANTS, INC.

                            By: /s/ Frederick K. Minturn
                                ------------------------------------------------
                                Name:  Frederick K. Minturn
                                Title: Vice President

                            PROGRAMMING MANAGEMENT & SYSTEMS, INC.

                            By: /s/ Frederick K. Minturn
                                ------------------------------------------------
                                Name:  Frederick K. Minturn
                                Title: Vice President

                            CHELSEA COMPUTER CONSULTANTS, INC.

                            By: /s/ Frederick K. Minturn
                                ------------------------------------------------
                                Name:  Frederick K. Minturn
                                Title: Vice President

                            MILLENNIUM COMPUTER SYSTEMS, INC.

                            By: /s/ Frederick K. Minturn
                                ------------------------------------------------
                                Name:  Frederick K. Minturn
                                Title: Vice President

                            MANAGEMENT RESOURCES INTERNATIONAL, INC.

                            By: /s/ Frederick K. Minturn
                                ------------------------------------------------
                                Name:  Frederick K. Minturn
                                Title: Vice President

                            PILOT COMPUTER SERVICES, INCORPORATED

                            By: /s/ Frederick K. Minturn
                                ------------------------------------------------
                                Name:  Frederick K. Minturn
                                Title: Vice President

                            MSX INTERNATIONAL PLATFORM SERVICES, LLC

                            By: /s/ Frederick K. Minturn
                                ------------------------------------------------
                                Name:  Frederick K. Minturn
                                Title: Vice President

                            MEGATECH ENGINEERING, INC.

                            By: /s/ Frederick K. Minturn
                                ------------------------------------------------
                                Name:  Frederick K. Minturn
                                Title: Vice President

                            MSX INTERNATIONAL STRATEGIC TECHNOLOGY, INC.

                            By: /s/ Frederick K. Minturn
                                ------------------------------------------------
                                Name:  Frederick K. Minturn
                                Title: Vice President